    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2007

                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                WATER CHEF, INC.
                 (Name of small business issuer in its charter)

         Delaware                      3850                     86-0515678
(State or jurisdiction of        (Primary Standard           (I.R.S. Employer
    incorporation or                 Industrial           Identification Number)
      organization)          Classification Code Number)

                        68 South Service Road, Suite 100
                            Melville, New York 11747
                                 (631) 577-7915
          (Address and telephone number of principal executive offices)

                                Leslie J. Kessler
                                    President
                                Water Chef, Inc.
                        68 South Service Road, Suite 100
                            Melville, New York 11747
                                 (631) 577-7915
            (Name, address and telephone number of agent for service)
                       -----------------------------------
                                   Copies to:
                          Kenneth A. Schlesinger, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                    ----------------------------------------

Approximate Date of Proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

=====================================================================================
                                           Proposed
                                            Maximum      Proposed
Title of Each Class of                     Offering       Maximum       Amount of
Securities To Be           Amount To Be    Price Per     Aggregate     Registration
Registered                Registered (1)     Unit     Offering Price       Fee
-------------------------------------------------------------------------------------
Common Stock, par value   12,718,971 (2)   $0.066 (3)    $839,452        $25.77
$.001 per share
-------------------------------------------------------------------------------------
Common Stock, par value    1,384,786 (4)   $0.096 (5)    $132,940         $4.08
$.001 per share
-------------------------------------------------------------------------------------
Common Stock, par value    1,136,364 (6)  $0.0876 (7)     $99,545         $3.06
$.001 per share
-------------------------------------------------------------------------------------
Common Stock, par value    1,250,000 (8)  $0.0655 (9)     $81,875         $2.51
$.001 per share
-------------------------------------------------------------------------------------
TOTAL                     16,490,121                   $1,153,812        $35.42
-------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, $.001 par value, the shares registered hereby shall automatically be increased or decreased pursuant to
    Rule 416 of the Securities Act of 1933, as amended.

(2) Represents 150% of (i) the number of shares of our common stock issuable upon an assumed conversion as of October 15, 2007 of notes issued to
    Southridge Partners LP and Southshore Capital Fund Ltd. on September 7,
    2007, (ii) our good faith estimate of the number of shares of our common stock issuable upon an assumed conversion as of October 15, 2007 of additional notes to be issued to Southridge Partners LP and Southshore
    Capital Fund Ltd. on the date that is five days after this registration statement is declared effective, and (iii) interest on the notes and additional notes that would be accrued thereon through Maturity. If the number of shares issuable upon conversion of the notes exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

(3) Represents the conversion price as of October 15, 2007 of the (a) notes issued to Southridge Partners LP and Southshore Capital Fund Ltd. on
    September 7, 2007, (b) additional notes issuable to Southridge Partners LP and Southshore Capital Fund Ltd., and (c) interest on the notes and additional notes (assuming, solely for the purpose of calculating the registration fee, that all such notes were outstanding as of October 15,
    2007).

(4) Represents the number of shares of our common stock issuable upon the exercise of warrants issued to Southridge Partners LP and Southshore Capital
    Fund Ltd. on September 7, 2007.

(5) Represents the exercise price as of September 7, 2007 of the warrants issued to Southridge Partners LP and Southshore Capital Fund Ltd. on September 7,
    2007.

(6) Represents our good faith estimate of the number of shares of our common stock issuable upon the exercise of warrants to be issued to Southridge
    Partners LP and Southshore Capital Fund Ltd. on the date that is five days after this registration statement is declared effective.

(7) Represents the exercise price as of October 15, 2007 of the warrants to be issued to Southridge Partners LP and Southshore Capital Fund Ltd. on the
    date that is five days after this registration statement is declared effective (assuming, solely for the purpose of calculating the registration fee, that all such warrants were outstanding as of October 15, 2007).

(8) Represents the number of shares of our common stock to be issued to
    Occidental Engineering Consultants pursuant to our settlement agreement dated October 11, 2007.

(9) In accordance with Rule 457(g)(3) of Regulation C, the maximum offering price represents the offering price of securities of the same class included in the registration statement. The maximum offering price has been estimated solely for the purpose of determining our registration fee pursuant to Rule
    457(c) as the average of the high and low sales prices of our common stock

                                       ii

    on October 15, 2007, as quoted on the OTC Bulletin Board by the National
    Association of Securities Dealers, Inc.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                      iii

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and
Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED OCTOBER 16, 2007

                                   PROSPECTUS

                        16,490,121 SHARES OF COMMON STOCK

                                WATER CHEF, INC.

      This prospectus relates to the resale of up to 16,490,121 shares of our common stock which may be issued from time to time as follows:

      o  up to 12,718,971 shares of our common stock, representing 150% of the shares of our common stock that are issuable pursuant to our convertible promissory notes due March 5, 2008, all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the lower of $0.12 per share or
         82.5% of the average of the three lowest closing bid prices for the 10 trading days immediately preceding the conversion date (each of which amounts is subject to adjustment in the event of certain capital events or if we enter into subsequent transactions meeting certain criteria);
      o  up to 1,384,786 shares of our common stock are issuable upon the exercise of warrants with an exercise price of $0.096 per share;
      o  up to 1,136,364 shares of our common stock are issuable upon the exercise of additional warrants with an estimated exercise price of
         $0.072 per share to be issued on the date that is five days after the actual effective date of this registration statement; and
      o  1,250,000 shares of our common stock to be issued to Occidental
         Engineering Consultants pursuant to our settlement agreement dated
         October 11, 2007.

      The selling security holders may offer or sell all or a portion of its shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities owned by the selling security holders.

      Our common stock is traded and quoted on the Over the Counter Bulletin
Board (the "OTCBB") under the symbol "WTER.OB." On October 15, 2007, the last reported sale price of our common stock was $0.073 per share. As of October 12,
2007 we had 190,191,843 shares of common stock outstanding.

      Our executive offices are located at 68 South Service Road, Suite 100,
Melville, NY 11747 and our telephone number is (631) 577-7915.

                             -----------------------
      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK
FACTORS" BEGINNING ON PAGE 4, WHICH DESCRIBES THE MATERIAL RISKS.

                             -----------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                             -----------------------

               The date of this prospectus is ___________ , 2007.

                                       i

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED
INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT
MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD
READ THIS PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE
MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE MAKING AN
INVESTMENT DECISION. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS
PROSPECTUS TO "THE COMPANY," "OUR COMPANY," "WE," "OUR," "US" AND SIMILAR
EXPRESSIONS REFER TO WATER CHEF, INC., A DELAWARE CORPORATION, AND ITS
PREDECESSORS AND ITS SUBSIDIARIES.

                                   THE COMPANY

      Water Chef, Inc. ("Water Chef") designs and markets water purification equipment. The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993, the Company, then known as
Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that
Water Chef could concentrate on the further development, manufacturing and marketing of the PureSafe Water Station (the "PureSafe"), its patented line of water purification systems. The PureSafe is a turn-key unit that converts
"gray," or bathing grade, water into United States Environmental Protection
Agency ("EPA") grade drinking water.

      An investment in our stock involves a substantial degree of risk. See
"Risk Factors."

      Our principal executive offices are located at 68 South Service Road,
Suite 100, Melville, NY 11747 and our telephone number is (631) 577-7915.

RECENT DEVELOPMENTS

      On October 11, 2007, Water Chef entered into a settlement agreement with
Occidental Engineering Consultants Limited ("Occidental") pursuant to which, among other things, Water Chef is obligated to make payments of $75,000 on, or before, each of December 31, 2007 and June 30, 2008 and to issue 2,500,000 million shares of common stock to Occidental as settlement for that certain secured promissory note, dated May 4, 2001, in the original principal amount of
$400,000.

      On September 7, 2007, Water Chef entered into a securities purchase agreement with Southridge Partners LP and Southshore Capital Fund Ltd., dated as of August 27, 2007 (the "Loan Agreement"), pursuant to which Water Chef borrowed an aggregate of $250,000 (the "Loan") at an interest rate of 10% per annum. In consideration for the Loan, Water Chef issued warrants for an aggregate of
1,384,786 shares of its common stock at an exercise price of $0.096 per share.
The warrants contain a cashless exercise provision. The outstanding principal amount of the Loan and all accrued and unpaid interest are due and payable 180 days after the closing of the loan, or March 5, 2008. The holders of the notes are entitled to convert all or a portion of the Loan into shares of Water Chef's common stock at a conversion price equal to the lower of $0.12 per share or
82.5% of the average of the three lowest closing bid prices for the 10 trading days immediately preceding the conversion date (each of which amounts is subject to adjustment in the event of certain capital events or if Water Chef enters into subsequent transactions meeting certain criteria). Water Chef may in its discretion, but subject to certain conditions, pay accrued interest in shares of its common stock at the applicable conversion price. The notes and warrants provide the rights of the holders to convert its note or exercise its warrant is limited to such actions that will not result in the holder being the beneficial owner of more than 4.99% of the Company's outstanding common stock at that time.

      The Loan Agreement provides that the two lenders are obligated to loan
Water Chef an additional aggregate amount of $150,000 when this registration statement is declared effective. The maturity date of that loan will be 180 days after the second closing. The investors will also be issued warrants to purchase a proportionate number of shares of Water Chef's common stock. Such warrants will contain a cashless exercise provision. The exercise price of the warrants issued on the second closing date will be based on 120% of the closing bid price of Water Chef's common stock immediately before that closing. Otherwise the substantive terms and conditions of the notes and warrants to be issued on the second closing date will be same as those in the notes and warrants issued on
September 7, 2007.

      On September 7, 2007, Water Chef entered into a private equity credit agreement (the "Equity Agreement") with Brittany Capital Management Limited pursuant to which Water Chef may, at its discretion, periodically sell to
Brittany Capital Management Limited shares of Water Chef's common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Agreement, Brittany Capital Management Limited will pay Water Chef 94% of the three lowest closing bid prices during the valuation period of Water Chef's common stock on the Over-the-Counter Bulletin Board or other principal market on which Water Chef's common stock is traded for the 5 trading days immediately following the notice date. Brittany Capital Management
Limited's obligation to purchase shares of Water Chef's common stock under the
Equity Agreement is subject to certain conditions, including volume limitations,
Water Chef's obtaining an effective registration statement for shares of common stock sold under the Equity Agreement and, among other things, is limited to purchases that will not result in Brittany Capital Management Limited's being the beneficial owner of more than 4.99% of Water Chef's outstanding common stock at that time.

THE OFFERING

--------------------------------------------------------------------------------
SECURITIES OFFERED:                  We  are  registering  the  resale  of up to
                                     16,490,121  shares which may be issued from
                                     time to time of:

                                     o  Up to 12,718,971shares of common stock,
                                        representing 150% of the shares of our
                                        common stock that are issuable pursuant
                                        to our convertible promissory notes due
                                        March 5, 2008, all or a portion of the
                                        principal amount and accrued interest of
                                        which may be converted after the
                                        maturity date into shares of our common
                                        stock at a conversion price equal to the
                                        lower of $0.12 per share or 82.5% of the
                                        average of the three lowest closing bid
                                        prices for the 10 trading days
                                        immediately preceding the conversion
                                        date.

                                     o  Up to 1,384,786 shares of common stock
                                        issuable upon the exercise of warrants
                                        with an exercise price of $0.096 per
                                        share.

                                     o  Up to 1,136,364 shares of our common
                                        stock are issuable upon the exercise of
                                        additional warrants with an estimated
                                        exercise price of $0.072 per share to be
                                        issued on the date that is five days
                                        after the actual effective date of this
                                        registration statement.

                                     o  1,250,000 shares to be issued to
                                        Occidental pursuant to our settlement
                                        agreement dated October 11, 2007.
--------------------------------------------------------------------------------
COMMON STOCK OUTSTANDING AFTER       206,681,964  shares,  based on  190,191,843
OFFERING:                            shares  outstanding  as of October 12, 2007
                                     and  assuming  exercise  of the warrant and
                                     conversion  of the  convertible  promissory
                                     note.
--------------------------------------------------------------------------------
PROCEEDS:                            We will not receive any of the proceeds
                                     from the sale of the shares owned by the
                                     selling securityholders. We may receive
                                     proceeds of up to approximately $214,757
                                     less expenses in connection with the
                                     exercise of warrants, the underlying shares
                                     of which we may in turn be sold by the
                                     Selling securityholders. We expect to use
                                     the net proceeds, if any, for general
                                     corporate purposes including working
                                     capital, repayment of debt, repurchase of
                                     common stock, temporary investment and/or
                                     the financing of possible acquisitions or
                                     business expansion.
--------------------------------------------------------------------------------
TICKER SYMBOL:

Common Stock                         WTER.OB
--------------------------------------------------------------------------------

                                  RISK FACTORS

      AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  THE
FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE
OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING UNDER "SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS," BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES.  WE COULD CONTINUE TO INCUR LOSSES IN THE
FUTURE, AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

      We had net losses of $2.1 million and $1.2 million for the years ended
December 31, 2006 and 2005, respectively. We had a net loss of $1.2 million for the six months ended June 30, 2007. Our accumulated deficit as of June 30, 2007 was approximately $27.9 million. We were not profitable during the last two years and we may not be profitable in fiscal 2007. Uncertainties still exist regarding whether or not we will attain profitability in the future. We can provide no assurance that we will be able to achieve profitable operations in the future.

WE MAY NEED ADDITIONAL CAPITAL TO FINANCE EXISTING OBLIGATIONS AND TO FUND
OUR OPERATIONS AND GROWTH, AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL
UNDER TERMS ACCEPTABLE TO US OR AT ALL.

      Our capital requirements in connection with our marketing efforts, continuing product development and purchases of inventory and parts are expected to be significant for the foreseeable future. In addition, unanticipated events could cause our revenues to be lower and our costs to be higher than expected, therefore, creating the need for additional capital. Historically, cash generated from operations has not been sufficient to fund our capital requirements, and we have relied upon sales of securities to fund our operations. We cannot assure you that we will have sufficient funds available to meet our working capital requirements, or that we will be able to obtain additional capital to finance operations on favorable terms or at all. If we do not have, or are otherwise unable to secure, necessary working capital, we may be unable to fund the manufacture of PureSafe systems, and we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, any of which could harm our business.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE STATED IN THEIR REPORT
THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING
CONCERN.

      We have limited cash resources and have a working capital deficit. Our independent registered public accountants have stated in their report that they have a substantial doubt about our ability to continue as a going concern. By being categorized in this manner, we may find it more difficult in the short term to either locate financing for future projects or to identify lenders willing to provide loans at attractive rates, which may require us to use our cash reserves in order to expand. Should this occur, and unforeseen events also require greater cash expenditures than expected, we could be forced to cease all or a part of our operations. As a result, you could lose your total investment.

OUR REVENUES ARE DEPENDENT UPON SALES OF A SINGLE PRODUCT, AND OUR BUSINESS
WILL FAIL IF WE DO NOT INCREASE SALES OF THAT PRODUCT.

      Our revenues are derived from sales of a single product, the PureSafe. If we are not able to increase sales of this product, our business will fail. The
PureSafe is a relatively new product in the emerging market for water purification systems and it is difficult to predict when or if sales of the
PureSafe will increase substantially or at all. We face a substantial risk that our sales will continue to not cover our operating expenses and that we will continue to incur operating losses.

WE DEPEND ON OUR KEY PERSONNEL AND THE LOSS OF THEIR SERVICES WOULD ADVERSELY
AFFECT OUR OPERATIONS.

      If we are unable to maintain our key personnel and attract new employees with high levels of expertise in those areas in which we propose to engage, without unreasonably increasing our labor costs, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs. If our current chief executive officer was unable or unwilling to continue in her present position, or we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition may be materially adversely affected.

WE PLAN TO EXPAND AND WE MAY BE UNABLE TO MANAGE OUR GROWTH.

      We intend to grow our business, but we cannot be sure that we will successfully manage our growth. In order to successfully manage our growth, we must:

      o  expand and enhance our administrative infrastructure;

      o  improve our management, financial and information systems and controls;

      o  expand, train and manage our employees effectively; and

      o  successfully retain and recruit additional employees.

      Continued growth could place a further strain on our management, operations and financial resources. We cannot assure you that our operating and financial control systems, administrative infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

DIFFICULTIES PRESENTED BY INTERNATIONAL FACTORS COULD NEGATIVELY AFFECT OUR
BUSINESS.

      A component of our strategy is to expand our international sales revenues.
We believe that we face risks in doing business abroad that we do not face domestically. Among the international risks we believe are most likely to affect us are:

      o  export license requirements for our products;

      o  exchange rate fluctuations or currency controls;

      o  the difficulty in managing a direct sales force from abroad;

      o  the financial condition, expertise and performance of our international distributors and any future international distributors;

      o  domestic or international trade restrictions; and

      o  changes in tariffs.

      Any of these factors could damage our business results.

TECHNOLOGICAL CHANGE AND COMPETITION MAY RENDER OUR POTENTIAL PRODUCTS
OBSOLETE.

      The water purification industry continues to undergo rapid change, competition is intense and we expect it to increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we have. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

IF OUR SOLE-SOURCE SUPPLIER IS UNABLE TO MEET OUR DEMANDS, OUR BUSINESS
RESULTS WILL SUFFER.

      We purchase certain key components for some of our products from a single contract management supplier. For some of these components, there are relatively few alternative sources of supply. Establishing additional or replacement suppliers for any of the numerous components used in our products, if required, may not be accomplished quickly and may involve significant additional costs.
Any supply interruption from our supplier or failure to obtain alternative vendors for any of the components used to manufacture our products would limit our ability to manufacture our products. Any such limitation on our ability to manufacture our products would cause our business results to suffer.

PRODUCT LIABILITY EXPOSURE MAY EXPOSE US TO SIGNIFICANT LIABILITY.

      We face an inherent business risk of exposure to product liability and other claims and lawsuits in the event that the development or use of our technology or prospective products is alleged to have resulted in adverse effects. We may not be able to avoid significant liability exposure. Although we believe our insurance coverage to be adequate, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products. A product liability claim could hurt our financial performance. Even if we avoid liability exposure, significant costs could be incurred that could hurt our financial performance and condition.

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS MAY FORCE US TO
INCUR UNANTICIPATED COSTS.

      Our success will depend, in part, on our ability to obtain and maintain protection in the United States and other countries for certain intellectual property incorporated into our water purification systems and our proprietary methodologies. We may be unable to obtain patents relating to our technology.
Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to prevent competitors from marketing similar solutions that limit the effectiveness of our patent protection and force us to incur unanticipated costs. In addition, existing laws of some countries in which we may provide services or solutions may offer only limited protection of our intellectual property rights.

OUR PRODUCTS MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES,
AND THIRD PARTIES MAY INFRINGE OUR PROPRIETARY RIGHTS, EITHER OF WHICH MAY
RESULT IN LAWSUITS, DISTRACTION OF MANAGEMENT AND THE IMPAIRMENT OF OUR
BUSINESS.

      As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims. Third parties may assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available on terms acceptable to us. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, may result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology may prevent us from selling our products.

RISK FACTORS RELATING TO OUR COMMON STOCK

EXERCISE OF OUR WARRANTS OR THE ISSUANCE OF SHARES OF OUR COMMON STOCK UNDER
A CREDIT LINE OR CONVERSION OF OUR CONVERTIBLE PREFERRED STOCK WILL DILUTE
THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS.

      The exercise of our warrants into shares of our common stock or the issuance of shares of our common stock under our line of credit with Brittany
Capital Management Limited will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock issuable upon exercise of our warrants or conversion of our convertible preferred stock could adversely affect prevailing market prices of our common stock. In addition, the existence of the warrants or the convertible preferred stock may encourage short selling by market participants due to this dilution or facilitate trading strategies involving the notes and our common stock.

FUTURE SALES OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD
ADVERSELY AFFECT THE TRADING PRICE OF SHARES OF OUR COMMON STOCK AND OUR
ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

      Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur, could affect prevailing trading prices of our common stock and, as a result, the value of the notes. As of October 12, 2007, we had 190,191,843 shares of common stock outstanding.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH
COULD ADVERSELY AFFECT THE PRICE OF OUR STOCK.

      We, by reason of our anticipated financial status and our contemplated financial requirements, do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, the earnings, financial conditions, capital requirements and other factors that the board of directors may think are relevant. As a result, you may never receive a stream of cash payments from dividends, which could adversely affect the price of our stock.

ALTHOUGH WE ARE SUBJECT TO THE INFORMATION AND REPORTING REQUIREMENTS OF THE
SECURITIES EXCHANGE ACT OF 1934, OUR COMMON STOCK IS NOT QUOTED OR TRADED ON
A NATIONAL EXCHANGE AND INVESTORS IN OUR COMMON STOCK WILL BE SUBJECT TO
RISKS ASSOCIATED WITH THE PUBLIC TRADING MARKET GENERALLY.

      We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you exercise your warrants and receive common stock, you will pay a price that was not established in the public trading markets. You may suffer a loss of your investment.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE AVAILABLE FOR FUTURE SALE AND
COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

      As of October 12, 2007, there were 190,191,843 shares of common stock outstanding, outstanding warrants to purchase 2,500,000 shares of our common stock at an exercise price of $0.15 per share, outstanding warrants to purchase
1,384,786 shares of our common stock at an exercise price of $0.096 per share, outstanding warrants to purchase 7,100,000 shares of our common stock at an exercise price of $0.11 per share, outstanding warrants to purchase 4,000,000 shares of our common stock at an exercise price of $0.10 per share, outstanding warrants to purchase 430,000 shares of our common stock at $0.14 per share,
2,000,000 shares of our common stock at an exercise price of $0.1175, and outstanding warrants to purchase 882,352 shares of our common stock at $0.085 per share, all of them fully vested and 1,612,760 shares of common stock issuable upon conversion of our Series F convertible preferred stock. Sales of large amounts of our common stock in the market could adversely affect the market price of the common stock and could impair our future ability to raise capital through offerings of our equity securities. A large volume of sales by holders exercising the warrants or stock appreciation rights or converting outstanding promissory notes could have a significant adverse impact on the market price of our common stock.

WE  MAY  NOT  HAVE  SUFFICIENT  AUTHORIZED  SHARES  FOR  THE  CONVERSION  OF OUR
AUTHORIZED CONVERTIBLE SECURITIES.

      As of June 30, 2007, we had outstanding notes convertible into an undeterminable amount of shares of our common stock. In addition, we have outstanding warrants to purchase shares of our common stock. As a result, we may not have sufficient authorized shares for the conversion of our outstanding convertible debt or the exercise of our outstanding warrants.

THE MARKET PRICE OF OUR COMMON STOCK IS VOLATILE, LEADING TO THE POSSIBILITY
OF ITS VALUE BEING DEPRESSED AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

      The market price of our common stock has in the past been, and may in the future continue to be, volatile. For instance, between January 1, 2005 and
October 15, 2007, the closing bid price of our common stock has ranged between
$0.065 and $0.274. Many factors could cause the market price of our common stock to fluctuate substantially, including:

      o  future announcements concerning us, our competitors or other companies with whom we have business relationships;

      o  changes in government regulations applicable to our business;

      o  changes in market conditions for our industry;

      o  overall volatility of the stock market and general economic conditions;

      o  changes in our earnings estimates or recommendations by analysts; and

      o  changes in our operating results from quarter to quarter.

      In addition, the stock market in recent years has experienced significant price and volume fluctuations for reasons unrelated to operating performance.
These market fluctuations may adversely affect the price of our common stock at a time when you want to sell your interest in us.

YOUR ABILITY TO INFLUENCE CORPORATE DECISIONS MAY BE LIMITED BECAUSE OUR
MAJOR STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR COMMON STOCK.

      Our significant stockholders own a substantial portion of our outstanding stock. As a result of their stock ownership, if these stockholders were to choose to act together, they would be able to control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets.
This concentration of voting power could delay or prevent an acquisition of our
Company on terms that other stockholders may desire. In addition, as the interests of our majority and minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with your best interests or the best interests of us as a whole.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus includes and incorporates by reference forward-looking statements. When used or incorporated by reference in this prospectus, statements which are not historical in nature, including the words "may,"
"will," "should," "continue," "future," "potential," "believe," "expect,"
"anticipate," "project," "plan," "intend," "seek," "estimate" and similar expressions are intended to identify forward-looking statements.

      The forward-looking statements in this prospectus are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to
us. These statements are not statements of historical fact. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or financial condition to be materially different from any future results expressed or implied by these statements. Such factors include, among other things, the risks discussed in this prospectus under the caption "Risk Factors."

      In light of these and other uncertainties, the forward-looking statements included or incorporated by reference in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on any forward-looking statements, and we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of the shares owned by the selling securityholders. We may receive proceeds of up to approximately
$214,757 less expenses in connection with the exercise of warrants, the underlying shares of which may in turn be sold by the selling securityholder.
Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes, including, without limitation, the following (in order of priority):

      o  working capital;

      o  the repayment of debt;

      o  the repurchase of our common stock;

      o  temporary investment; and/or

      o  the financing of possible acquisitions or business expansion.

      To the extent that proceeds are available following repayment of our debt, we reserve the right to reallocate or change the specific use of the net proceeds to respond to fluctuations in our business and to take advantage of opportunities which may be complementary to our operations.

         MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

      Our common stock is quoted on the OTCBB under the symbol WTER.OB. As of
October 12, 2007, there were approximately 800 holders of record of our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTCBB. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

           Fiscal Year-Ended December 31, 2007     High      Low
                                                   ----      ---
        First Quarter                             $ 0.19   $ 0.01
        Second Quarter                              0.13     0.10
        Third Quarter                               0.12     0.06
        Fourth Quarter (through October 15, 2007)   0.08     0.06

           Fiscal Year-Ended December 31, 2006     High      Low
                                                   ----      ---
        First Quarter                             $ 0.19   $ 0.07
        Second Quarter                              0.23     0.10
        Third Quarter                               0.13     0.09
        Fourth Quarter                              0.15     0.07

           Fiscal Year-Ended December 31, 2005     High      Low
                                                   ----      ---
        First Quarter                             $ 0.28   $ 0.14
        Second Quarter                              0.21     0.11
        Third Quarter                               0.29     0.13
        Fourth Quarter                              0.17     0.06

      We have not paid any dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Subject to our obligations to the holders of our Series A and
Series D Preferred shares, and to the holders of our convertible preferred stock
(See "Description of Securities"), the holders of our common stock are entitled to dividends when and if declared by our Board of Directors from legally available funds.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DEVELOPMENT OF THE COMPANY

      Until the fourth quarter of 2001, Water Chef was engaged in the manufacture and marketing of water coolers and water purification and filtration products. In the fourth quarter of 2001, the Company completed the sale of this business in order to focus its activities on its PureSafe line of business. The
PureSafe Water Station has been designed by the Company to meet the needs of communities which either do not have access to municipal water treatment systems, or for those which systems have been compromised, either by environmental factors or by faulty design or maintenance.

RESULTS OF OPERATIONS

      Sales for the six months ended June 30, 2007 and 2006 were $0 and
$115,000, respectively. During the six months ended June 30,2006, the Company recognized the sale of two PureSafe Water Station Systems.

      Cost of sales for the six month period ended June 30, 2007 and 2006 was
$23,000 and $72,000, respectively. An analysis of the components of cost of sales in the 2007 and 2006 periods follows:

      Cost of Sales           Product          Rent and Overhead
          Period                CGS        Payments to Manufacturer      Total
--------------------------- ----------- ------------------------------ ---------
For the six months ended      $  --                $23,000               $23,000
June 30, 2007

For the six months ended      $30,000              $42,000               $72,000
June 30, 2006

      Selling, general and administrative expenses for the six months ended June
30, 2007 were $920,255 compared to $1,163,937 for the six months ended June 30,
2006, a decrease of 21%.

      The net loss for the six months ended June 30, 2007 was $1,213,855 compared to $1,499,401 in the same period ended June 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

      At June 30, 2007, the Company had a working capital deficiency of approximately $2,386,000. In addition, the Company continues to suffer recurring losses from operations and has an accumulated deficit since inception of approximately $27,870,000. The accompanying financial statements have been prepared assuming that that the Company will continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, raising additional capital through future issuances of stock and/or equity, and finding sufficient profitable markets for its products to generate sufficient cash to meet its business obligations.
However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its product, marketing plan and distribution network. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

      In March 2007, the Chief Executive Officer and a Director each made bridge loans of $50,000 to the Company. The loans pay simple interest at the rate of
10% per annum and are due and payable in 90 days. Failure to repay the loans on a timely basis will entitle the lenders to convert their debt to common stock at a price equal to 50% of the average closing price of the Company common over the three previous business days before demand for conversion is made. The note are convertible into an undeterminable amount of shares. As such the Company may not have enough authorized shares for the conversion of the debt or for the exercise of any outstanding warrants.

      The loans to the Chief Executive Officer and the Director carry an option that if the loans are not repaid by June 14, 2007 and June 29, 2007, respectively, such option will entitle the lenders to convert their debt to common stock at a price equal to 50% of the average closing price of the
Company's common stock over the three previous business days before demand for conversion is made. The Company recorded a charge of $113,000 during the second quarter ended June 30, 2007 for the embedded conversion option.

       As of October 16, 2007, the notes have not been repaid by the Company or converted to shares of commons stock by the holders of the notes.

                             SELLING SECURITYHOLDERS

      The following table sets forth the names of the selling securityholders, the number of shares beneficially owned by the selling securityholders, the number of shares that may be offered under this prospectus and the number of shares of common stock owned by the selling securityholders after the offering is completed. None of the selling securityholders have been an officer, director or had any material relationship with us within the past three years.

      Beneficial ownership is determined in accordance with the SEC rules and includes voting or investment power with respect to the securities currently owned or for which the selling stockholder has the right to acquire within 60 days. Additionally, each of the selling stockholders identified in the table below with an asterisk (*) is subject to certain limitations on the conversion on such stockholder's convertible notes and the exercise of such stockholder's warrants. The most significant limitation is that such selling stockholder may not convert the holder's convertible notes or exercise the holder's warrants, if such conversion or exercise would cause such holder's beneficial ownership of our Common Stock (excluding shares underlying any of their unconverted convertible notes or unexercised warrants) to exceed 4.99% of the outstanding shares of Common Stock immediately after the conversion or exercise. (If the holder subsequently disposes of some or all of its holdings, the holder can again convert the holder's notes or exercise the holder's warrants, subject to the same limitation.) The table below also includes the number of shares which might be issuable on the occurrence of certain events, such as the accrual of interest, which have not yet occurred and may not occur. Therefore, although they are included in the table below, the number of shares of Common Stock for the selling shareholders may include shares that are not subject to purchase during the 60-day period.

                                                                        Number of Common
                                                                       Shares/Percentage
                                   Number of Common                    of Class to Be
                                     Shares Owned       Number of        Owned After
                                     Prior to the     Common Shares     Completion of
Name                                   Offering       to be Offered     the Offering

Occidental Engineering                2,600,000         1,250,000       1,350,000/ #
Consultants Ltd. (1)
*Southshore Capital Fund Ltd. (2)     3,048,024         3,048,024           0/0%
*Southridge Partners LP (3)          12,192,097        12,192,097           0/0%
                                     ----------        ----------
TOTAL:                               17,840,121        16,490,121

#   Less than 1%

    (1) Efsthasios Basios, the principal of Occidental Engineering Consultants,
        Ltd., has voting and dispositive power over the shares of common stock held by Occidental Engineering Consultants, Ltd.

    (2) Represents up to 2,543,794 shares to be issued pursuant to a convertible promissory note due March 5, 2008 and a promissory note to be issued following the effectiveness of this Registration Statement, and 276,957 shares to be issued upon the exercise of warrants currently outstanding and up to 227,273 shares to be issued upon exercise of warrants to be issued following the effectiveness of this Registration Statement. David
        Sims, the director of Navigator Management Limited, which is the
        Director of Southshore Capital Fund Ltd., has voting power over the shares of common stock held by Southshore Capital Fund Ltd. David Sims and Stephen Hicks, the President of Southridge Capital Management LLC,
        which is the investment manager for of Southshore Capital Fund Ltd., share dispositive power over the shares of common stock held by
        Southshore Capital Fund Ltd.

    (3) Represents up to 10,175,177 shares to be issued pursuant to a convertible promissory note due March 5, 2008 and a promissory note to be issued following the effectiveness of this Registration Statement, and 1,107,829 shares to be issued upon the exercise of warrants currently outstanding and up to 909,091 shares to be issued upon exercise of warrants to be issued following the effectiveness of this
        Registration Statement. Stephen Hicks, the President of the general partner of Southridge Partners LP, has voting and dispositive power over the shares of common stock to be issued to upon exercise of the warrants and conversion of the convertible promissory note held by Southridge
        Partners LP.

                                       10

      Our registration of the shares included in this prospectus does not necessarily mean that the selling securityholders will opt to sell any of the shares offered hereby. The shares covered by this prospectus may be sold from time to time by the selling securityholders so long as this prospectus remains in effect.

                              PLAN OF DISTRIBUTION

      We are registering the resale of up to 12,718,971 shares of our common stock issuable pursuant to our convertible promissory notes due March 5, 2008 all or a portion of the principal amount and accrued interest of which may be converted after the maturity date into shares of our common stock at a conversion price for each share of common stock equal to the lower of $0.12 per share or 82.5% of the average of the three lowest closing bid prices for the 10 trading days immediately preceding the conversion date. We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

      We are also registering the resale of up to 1,384,786 shares of our common stock issuable, otherwise than through underwriters, upon exercise of warrants.
We anticipate we will receive $0.096 per share upon the exercise of the warrants. In addition, we are registering the resale of up to 1,136,364 shares of our common stock issuable, otherwise than through underwriters, upon the exercise of warrants to be issued on the date that is five days after the actual effective date of this registration statement. We anticipate we will receive
$0.072 per share upon the exercise of the additional warrants. The warrants and additional warrants carry a cashless exercise provision. The warrants were issued in connection with a loan agreement dated as of August 27, 2007 and are currently exercisable. The warrants expire approximately three years after the effective date of this registration statement. We will not receive any proceeds from the subsequent sale of the common stock, although we may receive up to approximately $214,759, less expenses, if all the warrants and additional warrants are exercised by the warrant holders. We will bear all fees and expenses incident to registering the shares of common stock.

      We are registering the resale of up to 1,000,000 shares of our common stock issuable pursuant to our Settlement Agreement dated as of October 11,
2007. We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses incident to registering these shares of common stock.

      Neither we, nor the selling securityholders, have employed an underwriter for the sale of common stock by the selling securityholder. Each of the selling securityholders has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by such selling securityholder. We will not receive any proceeds from the subsequent sale of the shares of common stock. We will bear all expenses in connection with the preparation of this prospectus and registration of the shares. The selling securityholders will bear brokerage commissions and similar selling expenses associated with the sale of its common stock.

      If any shares of common stock being registered for resale in the accompanying registration statement are transferred from a selling securityholder listed in this prospectus and such transferees wish to rely on this prospectus to resell these shares, then a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, would need to be filed with the Securities and
Exchange Commission naming these individuals as selling securityholders.

      The selling securityholders may offer its shares of common stock from time to time directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions (which may include block transactions):

      o  On any stock exchange or automated quotation system on which the shares of common stock may be listed at the time of sale;

      o  In negotiated transactions;

      o  In the over-the-counter market;

                                       11

      o  Put or call option transactions relating to the shares;

      o  Short sales relating to the shares; or

      o In a combination of any of the above transactions.

      The selling securityholder may offer its shares of common stock at any of the following prices, which may reflect discounts from the prevailing market prices at the time of sale:

      o  Fixed prices that may be changed;

      o  Market prices prevailing at the time of sale;

      o  Prices related to such prevailing market prices;

      o  At negotiated prices; or

      o Varying prices determined at the time of sale.

      The selling securityholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from such selling securityholder and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

      Any broker-dealer acquiring common stock from a selling securityholder may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTCBB or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. A selling securityholder and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the
Securities Act of 1933, as amended (the "Securities Act") any commissions received by such broker-dealers and any profit on the resale of shares sold by them as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      Because a selling securityholder may be deemed to be an "underwriter"
within the meaning of Section 2(11) of the Securities Act the selling securityholders will be subject to the prospectus delivery requirements of the
Securities Act.

      The selling securityholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

      If we are notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to the registration statement of which this prospectus is a part under the Act disclosing:

      o  the name of each such selling securityholder and of the participating broker-dealer(s);

      o  the number of shares involved;

      o  the price at which such shares were sold;

                                       12

      o  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

      o  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

      o  other facts material to the transaction.

      None of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer.

      There can be no assurance that the selling securityholders will sell any or all of the shares offered by them under this prospectus.

                                    BUSINESS

THE COMPANY

      Water Chef, Inc. designs and markets water purification equipment. Water coolers and filters were a substantial part of the Company's business from 1993 until the fourth quarter of 2001, at which time this business was sold so that
Water Chef could concentrate on the further development, manufacturing, and marketing of their patented line of "PureSafe" water purification systems. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

BACKGROUND

      The Company was originally incorporated under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993, the Company, then known as
Auto Swap, U.S.A., entered into a reverse merger with Water Chef, Inc., a Nevada corporation, which manufactured and marketed water coolers and filters.

PRODUCTS

      In 2001 the Company decided to concentrate its efforts on the further development, manufacturing and marketing of the PureSafe because although Water
Chef believed that its water dispensers and its wide variety of consumer oriented water filtration products met or exceeded the design, quality and performance of competitive products, market considerations were such as to limit the opportunities for profit and growth.

      In 1998, searching for a "killer application," Water Chef management focused on the worldwide need for safe drinking water for populations who are not served by municipal water treatment facilities, or are served by municipal systems that have malfunctioned because of improper maintenance or faulty design. The result of that activity is the PureSafe Water Station, a turn-key unit that converts "gray," or bathing grade, water into EPA grade drinking water. The PureSafe eliminates all living pathogens that pollute non-processed water - bacteria, cysts, viruses, parasites, etc. - at an affordable cost for the emerging economies of the world.

      The PureSafe was tested by H2M Labs, Inc. which has been approved by
Nassau and Suffolk counties in New York to perform drinking water testing for the various municipalities in those counties. The specific test performed was a total and fecal coliform bacteria test, wherein the source water storage tank which feeds the PureSafe was tested for the presence of total and fecal coliform bacteria. The source water tank was found to have 50 colonies of coliform bacteria present. The source water tank was then "spiked" with a three (3) liter concentration of laboratory grown and cultured bacteria and the storage tank was measured again with 80,000,000 colonies of bacteria detected. After being processed through the PureSafe system, the water was tested again, and "FEWER
THAN 2 COLONIES" were detected. In addition to the laboratory test conducted for
Water Chef by H2M Labs, the available scientific literature, in industry journals such as Water Technology and Water Conditioning and Purification
International, supports the statement that an ozone system such as the one utilized in the PureSafe effectively eliminates all living pathogens. Ozone was

                                       13

first used in municipal water treatment in Nice, France in 1904, and then in the
Jerome Park Reservoir in the Bronx, New York in 1906.

      The PureSafe is a self-contained, six stage water purification center. It is housed in the equivalent of a small storage container - approximately four feet wide, seven feet long, and six and one-half feet high. The unit weighs approximately eleven hundred pounds (without water) and has been configured for portability, durability, and easy access to its essentially off-the-shelf components. It is constructed with weather and UV resistant fiberglass, aluminum and steel, and is equipped with internal and external lighting.

      The core version of the PureSafe can purify and dispense up to 15,000 gallons of water per day for an all-inclusive cost (labor, power, amortization of the capital cost, replacement filters, cartridges and media) of approximately one-half cent per gallon. The process wastes very little water, producing approximately one gallon of pure drinking water for every gallon processed. The unit can be moved with a single fork-lift and is transportable by truck or helicopter. Operating the PureSafe is simple and straightforward. Due to its turn-key design, minimum wage personnel can be trained to operate the unit. A system of fail-safes is built into the operation, and aside from easily installable spares such as filters and cartridges, a maintenance and oversight program established by Water Chef should maintain the operating efficiencies built into the system. Water Chef warrants each unit for a period of one year so long as the consumer adheres to required maintenance protocols, using Water Chef supplied parts, as prescribed in the maintenance manual. The Company also offers larger stand-alone versions of the PureSafe to provide pure water in quantities up to 20,000 gallons per hour. To date, there have been no warranty claims for the PureSafe product operating in the field.

      While each unit is configured to respond to the particular water quality of a particular site, such as arsenic removal, seawater desalination, oil separation, etc., the typical unit contains the following components:

a.    Inlet connection with macro-filter - designed to strain the input water, removes large particulates and directs water into the system

b.    Inlet pump - self-priming pump which maintains water pressure at minimum
      40 p.s.i. throughout the system

c.    Pre-depth media filter - a multi-media mixed bed to remove pollutants.
      Pressure gauges mounted on the exterior front panel of the unit allow for visible monitoring of system performance.

d.    Ozone generator - provides a rich ozone source that effectively kills all living pathogens such as bacteria, viruses, cysts, parasites, etc. Unused ozone reverts to oxygen and produces no harmful byproducts.

e.    Ozone mixing tank - Water Chef's proprietary process for effectively mixing the ozone into the water and maintaining the required contact time to ensure oxidation of contaminants.

f.    Process pump - provides optimal operation of the ozone processing.

g.    Post-depth media filter - another, different, multi-media mixed bed designed to filter out oxidized or precipitated pollutants and contaminants after the ozone treatment. Effectively removes metals, organics and inorganics. Pressure gauges on the front panel indicate the need for backwashing to maintain optimal performance.

h.    Ultraviolet treatment - provided by a UV lamp as a redundant sterilizer step to eliminate any surviving pathogens or micro-organisms. The UV lamp is tuned to a frequency which also converts O3 (ozone) back to O2
      (oxygen).

i.    KDF filter - an ion exchange media containing a proprietary blend of copper, zinc and other alloys, effectively absorbs chlorine and biological, inorganic and metallic contaminants.

                                       14

j.    Carbon filter - prevents bacteria re-growth while removing inorganic compounds and improves water taste and removes odor. The carbon filter also acts as a redundant ozone destruct mechanism.

k.    Mixer - sends ozone treated water to the bottle washing stations.

l.    Bottle washing stations - incorporated on the outside front of the unit for easy access in order to effectively clean bottles used to carry water treated at the site.

m.    Dispensing stations - four individual dispensing lines, each with flow adjusting valves to help regulate a smooth, steady flow of water into clean bottles.

MANUFACTURING

      Effective October 1, 2007, the Company signed a lease for a showroom and an assembly facility in Middlesex Turnpike, Essex, Connecticut, and the
Company will assemble and market its new product, First Response Unit, at this facility.

RAW MATERIALS

      The PureSafe has been designed to use, for the most part, readily available off-the-shelf components, sub-systems and equipment. Inasmuch as each of the components and sub-systems are available from multiple vendors, the
Company does not believe that obtaining these for its sub-contractor, for itself, or for others if it chooses to manufacture elsewhere, will be a problem.

COMPETITION

      Water Chef's modular, turn-key PureSafe Water Station directly addresses the drinking water needs of those environs which do not today, and are unlikely to enjoy access to municipally treated water. The Company has produced a turnkey solution that produces pure water to meet U.S. EPA drinking water standards.
This is a far different market than that addressed by the segment of the industry which has concentrated on the multi-billion dollar municipal water treatment sector, or the equally large residential sector. The municipal solution requires significant investment for infrastructure development
(building plants and laying miles of distribution pipes), and products for residential markets do not offer the performance or features to meet the needs of the underdeveloped nations of the world.

      Management does recognize that its potential competitors have far more resources, and that being first to the marketplace is no assurance of success.
It must be assumed that others are working on systems that, if successfully brought to market, could seriously impact the viability of the Company.

      The Company is actively marketing its products to potential customers in
Bangladesh, China, Peru, Egypt, India and Honduras, and to agencies and departments of the U.S. Government.

MARKETING

      The potential market for the PureSafe is substantial and is both worldwide and domestic. According to studies performed by the World Health Organization
(WHO) and the United Nations, major parts of Africa, the Middle East, Southeast
Asia, the Indian sub-continent, Latin and South America, the Caribbean, and much of Eastern Europe is in need of adequate supplies of pure water. Parts of
Florida, Georgia, and other regions in the United States have also reported fresh water deficits. In part, solving this problem has been a question of appropriate technology. Secondarily, but just as important, in a vast part of the world is the need to secure third party financing so that the local populace can enjoy the benefits of clean water.

      Water Chef believes that it has demonstrated that it possesses the technology. The Company also believes that financing is available for third world economies from a variety of sources. The challenge for the Company, a virtual unknown in the industry and with limited capital, is getting its message in front of decision makers. To this end, Water Chef has enlisted the aid of

                                       15

some of the world's most outstanding experts in water purification, especially as it relates to the needs of underdeveloped countries.

      The Company's Scientific Advisory Board includes Dr. Mohamed M. Salem,
Professor of Occupational and Environmental Medicine, Cairo University; Dr.
Richard Wilson, Mallinckrodt Research Professor of Physics, Harvard University;
and Dr. Mostafa K. Tolba, former Under-Secretary-General of the United Nations and Director of the U.N.'s Environmental Program.

      Not only have the members of the Scientific Advisory Board provided valuable input and guidance to the Company with respect to system design, technological input, remediation approaches and a great deal of information relative to the unique water problems facing many areas of the world, but they have also been active in introducing Water Chef to commercial opportunities

      In September 2006, WaterChef appointed The Marshall Group as exclusive sales representative of the Company's products for India. With the pure water demands of its growing middle class and with increased attention being placed on the contamination of India's ground and surface water resources, the Company believes that the Indian market for its products is extremely attractive.

PATENTS

      The Company filed for patent protection on its PureSafe Water Station in
October of 1998 and received formal notification that the patent had been issued on February 19, 2002. The Company feels that this patent upholds its claims that the PureSafe system is a unique product. In addition to its U.S. patent, the
Company has filed for patent protection in the countries of the European Union, and in Canada, Mexico, China, Hong Kong, Korea and Japan. The patent application for the European Union (01-126 980.0) was filed on November 13, 2001; Canadian
Application No. 2,362,107 was filed on November 3, 2001; Mexican Application No.
PA/a/2001/12042 was filed on November 23, 2001; the Chinese Application No.
01136187.5 was filed on November 21, 2001, and was found to be in compliance on
June 20, 2003; the Hong Kong Application No. 03107837.9 was filed on October 3,
2003; and the Korean Patent Application No. 10-2001-0070453 was filed on
November 20, 2001. Each of the patent applications has been accepted, Requests for Examination have been made, and the Company currently has patent protection in the requested venues. In January 2006, the Chinese State Intellectual
Property Office granted the patent rights for the invention, and, in September
2006, WaterChef was advised by patent counsel that the European Patent Office had decided to grant our patent for the European Union.

      The name PureSafe Water Station and the stylized water droplet mark have been trademarked in the United States.

      Water Chef has also incorporated patented and proprietary technology in the PureSafe and is confident that it can protect this intellectual capital throughout the manufacturing and distribution cycle.

      There can be no assurance that any application of the Company's technologies will not infringe patent or proprietary rights of others, or that licenses which might be required for the Company's processes or products would be available on favorable terms. Furthermore, there can be no assurance that challenges will not be made against the validity of the Company's patent, or that defenses instituted to protect against patent violation will be successful.

SEASONALITY

      The Company does not expect the PureSafe to be influenced by seasonality.

GOVERNMENT APPROVALS

      The Company's marketing efforts to date have been directed to Central and
South America, the Asian sub-continent, China and the Middle East. No specific government approvals are required, except for the possibility that export licenses will be required in specific instances.

                                       16

RESEARCH AND DEVELOPMENT

      Research and development takes place at the Company's office. Testing, modeling, simulation and prototype manufacturing are outsourced, with much of the ongoing development taking place at the Company's contract manufacturing facilities under the supervision of Davis Water Products. The Company estimates to date that the design, prototyping, development and marketing of the PureSafe
Water Station has cost in excess of $2 million.

INSURANCE

      The Company maintains Directors' and Officers' Insurance in the aggregate amount of $2,000,000, and a $2,000,000 general business liability policy. The
Company believes its insurance coverage to be adequate.

EMPLOYEES

      As of October 16 2007, the Company has four employees, including two executive officers and one administrative employee in its headquarters.

      The Company believes there are a sufficient number of persons available at prevailing wage rates in or near our manufacturing locations that should expansion of its production require additional employees, they would be readily available. The Company has no collective bargaining agreement with any of its employees.

                             DESCRIPTION OF PROPERTY

      Effective October 1, 2007, the Company has leased an assembly facility, where it also holds its showroom. The Company will assemble and market its new product, First Response Unit, at this facility. The facility is at 25 Middlesex Turnpike, Essex Connecticut. The facility is 3,700 Square Feet and the lease is $1,529 per month on a month-to-month basis. The lease is for one year with two one-year options at the same price.

      The Company maintains its principal place of business at 68 South Service
Road, Suite 100, Melville, New York 11747. The company leases two offices at
$3,600 per month on a month-to-month basis.

      To the extent possible, the Company intends to utilize leased space for its future needs.

                                LEGAL PROCEEDINGS

      On July 14, 2006, Funding Group, Inc. filed a complaint with the Supreme
Court of the State of New York in New York County seeking damages due to an alleged breach of contract related to a $25,000 loan made by the plaintiff to the Company. On October 11, 2006, the Company filed a counter claim against
Funding Group, Inc. with the Supreme Court of the State of New York. The Company believes the complaint is without merit and intends to vigorously defend itself in these actions, and believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      As of September 30, 2007, the Company's Directors, Executive Officers and
Scientific Advisory Board Members are:

NAME                           AGE              POSITION(S) WITH THE COMPANY

Leslie J. Kessler              60           Director, Chairman, President, Chief
                                            Executive Officer and Chief
                                            Financial Officer

                                       17

Terry Lazar                    64           Director, Chief Financial officer
Mohamed M. Salem +             56           Scientific Advisory Board
Richard Wilson +               81           Scientific Advisory Board
Mostafa K. Tolba +             85           Scientific Advisory Board

+   Members of the Scientific Advisory Board will receive an honorarium, in the form of cash or common stock, for their service at the discretion of the
    Board of Directors.

LESLIE J. KESSLER

Ms. Kessler joined the Company as its President in January 2007 and was appointed as Chief Executive Officer and as a member of the Company's Board of
Directors in February 2007. Since 1994, Ms. Kessler has served as the president of LIK Capital, which specializes in consulting and assisting companies with financing their growth and development. Ms. Kessler holds both a B.A. and an
M.A. from Hofstra University.

TERRY LAZAR

Mr. Lazar joined the Company in September 2007 as the Chief Financial Officer
and a member of the Board of Directors. Mr. Lazar is a senior partner at Lazar
Sanders Thaler & Associates, LLP, Certified Public Accountants and Consultants,
which he founded in 1977. Mr. Lazar has served as a partner and the Chief
Executive Officer of the Ambulatory Surgery Center of Brooklyn since 1987. Since
1999, Mr. Lazar has served as an officer at Knowledge Partners, LLC, a company, which is engaged in physicians practice management services. Mr. Lazar holds his
B.B.A. from the City University of New York.

MOHAMED M. SALEM (M.D./PH.D.)

Dr. Salem was appointed to the Scientific Advisory Board in early 2001. Dr.
Salem is Professor of Occupational and Environmental Medicine at the Kasr
El-Aini School of Cairo University. An internationally recognized expert on the health effects of environmental and water contaminants including pesticides, lead and other metals, Dr. Salem is credited with establishing infectious disease control programs at medical centers and other public entities throughout the Middle East. Dr. Salem is a principal of Salem Industries, an import and export company, which is one of the leading suppliers of chemicals and oil field equipment in the Middle East. Dr. Salem holds both an M.D. and Ph.D. from Cairo
University.

RICHARD WILSON (PH.D.)

Dr. Wilson was appointed to the Scientific Advisory Board in February 2001. Dr.
Wilson is the Mallinckrodt Research Professor of Physics at Harvard University.
Dr. Wilson is one of the foremost scientific authorities in the fields of water quality remediation and purification, and is currently Professor of the Energy
Research Group at the University of California. Dr. Wilson is a member of the
Advisory Board of the Atlantic Legal Foundation, and is one of the principal scientists studying the resolution of the water problems in Chernobyl and in
Bangladesh where toxic levels of arsenic contaminate the water supply. Dr.
Wilson holds his Ph.D. from Oxford University.

MOSTAFA K. TOLBA (PH.D.)

Dr. Tolba joined the Scientific Advisory Board in June 2001. Dr. Tolba served as
Under-Secretary-General of the United Nations, and Executive Director of the
United Nations Environmental Program from 1976 to 1992. Dr. Tolba is currently
President of the International Center for Environment and Development
headquartered in Geneva, Switzerland, and Emeritus Professor of Science at the
Kasr El-Aini School of Medicine at Cairo University. He received his Ph.D. in
Macrobiology from Imperial College, London, England.

                                       18

Terry Lazar is the member of the Company's Audit Committee. The Board of
Directors has determined that Mr. Lazar is an "audit committee financial expert"
as defined in Item 401(e) of Regulation S-B.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                     All Other
                                                      Annual
Name and                                            Compensation
Principal Position  Year   Salary ($)   Bonus ($)       ($)       Total ($)
------------------- ----- ------------ ----------- ------------- -----------
*David A. Conway    2006    $350,000       --            --       $350,000
President/CEO

* Resigned in January 2007.

EMPLOYMENT AGREEMENTS

      Mr. Conway entered into a five-year employment agreement in January 2004.
The agreement provides for base salary of $350,000 per year, participation in the Company's employee benefit programs and a life insurance policy in the amount of $5,000,000 which was never purchased. In addition, Mr. Conway was granted a stock appreciation right, vesting at 20% per year for five years, for
5,000,000 shares of Water Chef common stock at a strike price of $0.25 per share. Mr. Conway was originally granted stock options in January 2004 that were later converted to stock appreciation rights. Under the terms of the Employment
Agreement if the employee is terminated by the Company for other than cause, the
Employee is entitled to receive an amount equal to his monthly base pay multiplied by 24 months. In the event of a Change of Control the Company is required to pay to the Employee an amount equal to his monthly base salary multiplied by thirty-six. Upon his resignation as President and Chief Executive
Officer in January 2007, Mr. Conway relinquished his right to unpaid, accrued salary and to the unexercised stock appreciation rights.

      The Company did not issue any stock options or common stock appreciation rights during fiscal 2006.

      The Company has no long-term incentive plans at this time.

                                    Outstanding Equity Awards at Fiscal Year-end
--------------------------------------------------------------------------------------------------------------------
                                                               Equity Incentive
                             Number of          Number of        Plan Awards;
                            Securities         Securities          Number of
                            Underlying         Underlying         Securities
                            Unexercised        Unexercised        Underlying
                            Options (#)        Options (#)        Unexercised     Option Exercise    Option Exercise
Name                        Exercisable        Exercisable     Unearned Options        Price              Date
--------------------- -------------------- ----------------- ------------------- ------------------ ----------------
David A. Conway              3,600,000          1,400,000              0                 $0.25           1/6/09

DIRECTORS' COMPENSATION

                         Fees Earned or Paid
Name                           in Cash           Stock Awards         Option Awards            Total
-----------------------------------------------------------------------------------------------------
John J. Clarke                 $ 25,000          $         --            $120,600            $145,600
Marshall S. Sterman            $ 25,000          $         --            $120,600            $145,600

      Directors of the Company do not receive cash compensation for serving as members; they are reimbursed for their out of pocket expenses related to meetings and other Company related activity for which they are called upon. In the past certain directors have received common stock for service to the
Company.

                                       19

      In 2006, Mr. Sterman was compensated at the rate of $6,000 per month for consulting services performed for the Company. The Company terminated this agreement in June 2006. There is $317,500 due to him for this service as of
December 31, 2006. On February 12, 2007, Mr. Sterman resigned from the Board of
Directors and waived his rights to any accrued compensation owed to him by the
Company.

      Mr. Clarke resigned from the Board of Directors in September 2007.

      The Company's directors have been paid success fees for helping the
Company in various equity and debt financings in previous years. These payments have been both in cash and common stock, such payments being made based on industry-wide standards and arms-length transactions.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

      The Company's amended and restated certificate of incorporation and bylaws eliminate, in certain circumstances, the liability of Directors for breach of their fiduciary duty. This provision does not eliminate the liability of a
Director (i) for breach of the Director's duty of loyalty to the Company or its stockholders (ii) for acts of omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption; (iv) for transactions from which the Director derived an improper personal benefit; or (v) for any act or omission occurring prior to the effective date of the amended and restated certificate of incorporation.

      The Company's amended and restated certificate of incorporation provides generally for indemnification of the Directors and Officers to the full extent permitted under Delaware law, and permits indemnification for all other persons whom the Company is empowered to indemnify.

      These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a Director's fiduciary duty. These provisions will not alter a Director's liability under federal securities laws. Our amended and restated bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We believe that these provisions are necessary to attract and retain qualified individuals to serve as Directors and officers.

      Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Set forth below is information as of September 28, 2007, concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the issued and outstanding common stock of the Company, all Directors, all
Executive Officers, and all Directors and Executive Officers of the Company as a
group based on the number of shares of common stock issued and outstanding as of
September 28, 2007.

                                       20

                                                           Series a Preferred     Series D Preferred    Series F Convertible
                                      Common Stock         Stock Beneficially     Stock Beneficially       Preferred Stock
                                 Beneficially Owned(1)          Owned(1)               Owned(1)         Beneficially Owned(1)
                                  Shares         %         Shares        %        Shares        %        Shares         %
                                  ------      ------       ------      ------     ------      ------     ------      ------
Leslie J. Kessler (2)            6,233,700      3.3%         --         --          --          --         --          --
Water Chef, Inc.
68 South Service Road, Suite
100
Melville, NY 11747

Terry Lazar (3)                    122,000      *            --         --          --          --         --          --
Water Chef, Inc.
68 South Service Road, Suite

Melville, NY 11747

Jerome Asher & Anne Asher               --     --         5,000          9.5%       --          --         --          --
JTWROS
2701 N Ocean Blvd Apt E-202
Boca Raton, FL 33431

Robert D. Asher                         --     --         5,000          9.5%       --          --         --          --
72 Old Farm Road
Concord, MA 01742

John A. Borger                          --     --            --         --       10,000         10.8%      --          --
806 E Avenida Pico
Suite I PMB #262
San Clemente, CA 92673

C Trade Inc                             --     --            --         --          --          --      9,375          23.3%
25-40 Shore Blvd., Ste. 9L
Astoria, NY 11102

Goldman, Sachs & Co. (4)        16,773,651      8.8%         --         --          --          --         --          --
The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004

Peter Hoffman                           --     --            --         --          --          --      3,126           7.8%
7035 Vleigh Place
Flushing, NY 11367

Robert Kaszovitz                        --     --            --         --          --          --      10,000         24.8%
1621 51st Street
Brooklyn, NY 11204

Olshan Grundman Frome                   --     --            --         --          --          --      5,000          12.4%
Rosenzweig & Wolosky LLP
65 East 55th Street
New York, NY 10022

Shirley M. Wan                          --     --            --         --       6,000           6.5%      --          --
5455 Chelsen Wood Dr.
Duluth, GA 30155

All executive officers and       6,355,700      3.3%         --         --          --          --         --          --
directors as a Group (2)

                                       21

*   less than 1%

1.  A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that all options, warrants or convertible securities held by such person (but not those held by any other person) that are currently exercisable or convertible (i.e., that are exercisable or convertible within
    60 days after the record date) have been exercised or converted.

2.  Includes 98,400 shares held in an IRA, 100,000 shares held by Ms. Kessler's spouse and warrants to purchase 4,000,000 shares of common stock which are currently exercisable.

3.  Includes 50,000 shares held by a Profit Sharing Plan Trust.

4.  Based on an amendment to a Schedule 13G jointly filed with the Securities and Exchange Commission on February 12, 2007 by Goldman, Sachs & Co. and The
    Goldman Sachs Group, Inc.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      Our authorized capital stock consists of 340,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 400,000 shares have been designated Series A Preferred Stock, $.001 par value per share, 400,000 shares have been designated Series C convertible preferred stock, $.001 par value per share, 400,000 shares have been designated Series D Preferred Stock,
$.001 par value per share, and 1,000,000 shares have been designated Series F convertible preferred stock, $.001 par value per share.

      Except as to certain matters discussed below or as proscribed by applicable law, the holders of shares of all classes of the capital stock of the
Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

      The following description of our capital stock is based upon our restated
certificate of incorporation, amended and restated bylaws and applicable provisions of law. We have summarized portions of our restated certificate of incorporation and amended and restated bylaws below. The summary is not complete. You should read our certificate of incorporation and amended and restated bylaws for the provisions that are important to you.

DESCRIPTION OF THE COMMON STOCK

      As of October 12, 2007 there were 190,191,843 shares of common stock outstanding which were held of record by approximately 800 shareholders.

      Prior to filing the Certificate of Amendment on March 22, 2006 increasing our authorized capital stock to 350,000,000, we were authorized to issue up to
200,000,000 shares of capital stock, consisting of up to 190,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock. There are presently 190,191,843 shares of common stock outstanding. Total shares issuable upon the exercise of options, warrants and conversion of preferred stock and convertible promissory note as of September
30, 2007 were 27,271,317.

      VOTING

      Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

                                       22

      RIGHTS AND PREFERENCES

      The holders of common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors after all accrued but unpaid dividends have been paid to the holders of the outstanding capital stock ranking senior to the common stock as to dividends;
(ii) are entitled to share ratably in all of our assets available for distribution to the holders of common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights.

      Our common stock is admitted for trading on the OTCBB under the symbol
"WTER.OB."

      The transfer agent and registrar for our common stock is Computershare
Investor Services.

DELAWARE ANTI-TAKEOVER LAW AND PROVISIONS OF OUR CERTIFICATE OF INCORPORATION
AND BYLAWS

      DELAWARE ANTI-TAKEOVER LAW

      We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 generally prohibits a public Delaware corporation from engaging in a
"business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

      o  prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

      o  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding
         (i) shares owned by persons who are directors and also officers and
         (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

      o  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      Section 203 defines a business combination to include:

      o  any merger or consolidation involving the corporation and the interested stockholder;

      o  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

      o  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

      o  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

      In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term "owner" is broadly defined to include any person that, individually, with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or

                                       23

understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

      The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

      Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

      CERTIFICATE OF INCORPORATION AND BYLAWS

      Provisions of our certificate of incorporation and amended and restated
bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated certificate of incorporation and amended and restated bylaws:

      o  provide that the authorized number of directors may be changed only by resolution of the board of directors;

      o  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
         and

      o  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

                                  LEGAL MATTERS

      The validity of the securities offered under this prospectus will be passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York,
New York. As of October 16, 2007, Olshan Grundman Frome Rosenzweig & Wolosky LLP
owns 5,000 shares of the Company's Series F convertible preferred stock.

                                     EXPERTS

      Our financial statements as of December 31, 2006, and for the years ended
December 31, 2006 and 2005 included in this registration statement have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in its report, appearing in this registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and
Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You may
obtain information on the operation of the Public Reference Room by calling the
Securities and Exchange Commission at 1-800-SEC-0330. In addition, the
Securities and Exchange Commission maintains an Internet site at
http://www.sec.gov from which interested persons can access the reports, proxy and information statements and other information that we electronically file with the Securities and Exchange Commission.

                                       24

      You may obtain a copy of these filings at no cost, by writing or telephoning us at the following:

                                Water Chef, Inc.
                          Attention: Investor Relations
                        68 South Service Road, Suite 100
                            Melville, New York 11747
                               Tel: (631) 577-7915
                                www.WaterChef.net

                                       25

              INDEX TO FINANCIAL STATEMENTS OF WATER CHEF, INC.

Audited Financial Statements
----------------------------
Report of Independent Registered Public Accounting Firm..............        F-2

Balance Sheet at December 31, 2006...................................        F-3

Statements of Operations for the years ended December 31, 2006 and           F-4
2005 and for the period January 1, 2002 to December 31, 2006.........

Statements of Stockholders' Deficiency for the period from January 1,        F-5
2002 through December 31, 2006.......................................

Statements of Cash Flows for the years ended December 31, 2006 and          F-11
2005 and for the period January 1, 2002 to December 31, 2006.........

Notes to Financial Statements........................................       F-12

Unaudited Financial Statements
------------------------------
Condensed Balance Sheet (unaudited)                                         F-27
at June 30, 2007.....................................................

Condensed Statements of Operations (unaudited)                              F-29
For the three months ended June 30, 2007 and 2006
For the six months ended June 30, 2007 and 2006
For the period January 1, 2002 to June 30, 2007......................

Condensed Statements of Stockholders' Deficiency (unaudited)                F-30
For the six months ended June 30, 2007...............................

Condensed Statements of Cash Flows (unaudited)                              F-32
For the six months ended June 30, 2007 and 2006
For the period January 1, 2002 to June 30, 2007......................

Notes to Condensed Financial Statements (unaudited)..................       F-34

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Water Chef, Inc.
Glen Head, New York

We have audited the accompanying balance sheet of Water Chef, Inc., (a development stage company) as of December 31, 2006 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December
31, 2006 and 2005 and for the period from January 1, 2002 (commencement as a development stage company) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Water Chef, Inc., (a development stage company) as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and for the period from January 1, 2002 (commencement as a development stage company) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had recurring losses, and has a working capital and stockholders' deficiency as of December 31, 2006. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                           /s/ Marcum & Kliegman LLP
                           -------------------------
                           Marcum & Kliegman LLP

                           New York, New York
                           March 19, 2007

                                      F-2

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)
                                  BALANCE SHEET
                                DECEMBER 31, 2006

                                     ASSETS
Current Assets:
     Cash                                                          $     99,716
     Prepaid expenses                                                    19,282
                                                                   ------------

Total Current Assets                                                    118,998

Patents and trademarks, Net                                              15,403

Deferred financing costs                                                  4,687

Other assets                                                              3,162
                                                                   ------------

TOTAL ASSETS                                                       $    142,250
                                                                   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
     Accounts payable and accrued expenses                         $    385,975
     Accrued compensation                                               561,583
     Accrued consulting and director fees                               468,333
     Notes payable (including accrued interest of $343,265)             990,856
     Convertible promissory note including accrued interest             235,200
       of $5,000 and net of debt discount of $69,800)
     Fair-value of detachable warrants and options                      293,000
     Fair-value of embedded conversion option                           117,400
     Accrued dividends payable                                          189,871
                                                                   ------------

                  Total Current Liabilities                           3,242,218

Long-Term Liabilities:
     Loans payable to stockholder (including accrued
       interest of $152,957)                                            525,738
                                                                   ------------

TOTAL LIABILITIES                                                     3,767,956
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Preferred stock, $.001 par value;
     10,000,000 shares authorized;
     188,917 shares issued and outstanding,
     (liquidation preference $2,267,350)                                    189
Common stock, $.001 par value;
     340,000,000 shares authorized;
     198,977,497 shares issued;
     198,973,097 shares outstanding                                     198,977
Additional paid-in capital                                           22,836,764
Treasury stock, 4,400 common shares, at cost                             (5,768)
Accumulated deficit through December 31, 2001                       (14,531,596)
Deficit accumulated during development stage                        (12,124,272)

TOTAL STOCKHOLDERS' DEFICIENCY                                       (3,625,706)
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                     $    142,250
                                                                   ============

The accompanying notes are an integral part of these financial statements.

                                      F-3

                                                    WATER CHEF, INC

                                (A Development Stage Company Commencing January 1, 2002)

                                                STATEMENTS OF OPERATIONS

                                                                                                   For the period from
                                                                                                  January 1, 2002 (Date
                                                                                                  of Commencement as a
                                                                                                    Development Stage
                                                                    Years Ended December 31,           Company) to
                                                                 -------------------------------    December 31, 2006
                                                                      2006            2005
                                                                 ---------------  --------------   --------------------

Sales                                                            $     115,000    $     260,000       $     471,290

Costs and Expenses (Income):
     Cost of sales                                                     114,000           42,000             552,680
     Selling, general and administrative - including stock
       based compensation of $767,699 and $53,827 for the year
       ended December 31, 2006 and 2005, respectively and
       $1,545,089 for the period from January 1, 2002 to
       December 31, 2006                                             1,559,464        1,194,577           5,657,051
     Non-dilution agreement termination costs                             --               --             2,462,453
     Interest expense (including interest expense for related
       party of $23,868 in both 2006 and 2005 and $119,340
       for the period January 1, 2002 to December 31, 2006)            380,553          244,191           1,106,561
     Financing costs - extension of warrants                              --             74,700              74,700
     Loss on settlement of debt                                           --               --             2,614,017
     Stock appreciation rights                                            --           (121,340)               --
     Change in fair value of warrants and embedded conversion
       option                                                          133,900           (5,800)            128,100
                                                                 -------------    -------------       -------------
                                                                     2,187,917        1,428,328          12,595,562
                                                                 -------------    -------------       -------------
Net loss                                                            (2,072,917)      (1,168,328)        (12,124,272)

Deemed dividend on preferred stock                                        --               --            (2,072,296)

Preferred stock dividends                                              (42,401)         (66,436)           (509,067)
                                                                 -------------    -------------       -------------

Net loss applicable to
     common stockholders                                         $  (2,115,318)   $  (1,234,764)      $ (14,705,635)
                                                                 =============    =============       =============

Basic and Diluted Loss Per Common Share                          $       (0.01)   $       (0.01)
                                                                 =============    =============

Weighted Average Common Shares Outstanding -
     Basic and Diluted                                             193,408,939      166,132,433
                                                                 =============    =============

The accompanying notes are an integral part of these financial statements.

                                                          F-4

                                                          WATER CHEF, INC.
                                      STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Period from
                                       January 1, 2002 (Date of Commencement as a Development
                                                 Stage Company) to December 31, 2006

                                                                  Preferred Stock               Common Stock
                                                           ---------------------------- ----------------------------   Additional
                                                              Shares        Amount          Shares       Amount      Paid-in Capital
                                                           ------------ --------------- ------------ --------------- ---------------

BALANCE - JANUARY 1, 2002                                     145,500   $        146     86,614,286   $     86,614   $ 12,339,469

   Extension of life of warrants                                 --             --             --             --          111,000

   Proceeds from sale preferred stock
     ($1.00 per share)                                        125,000            125           --             --          117,375

   Proceeds from sale of common stock
     ($0.025 per share)                                          --             --        2,500,000          2,500         97,500

   Common stock issued for services
     ($0.08 per share)                                           --             --          450,000            450         35,550

   Collection of subscription receivable                         --             --             --             --             --

   Net Loss                                                      --             --             --             --             --

                                                         ------------   ------------   ------------   ------------   ------------
BALANCE - DECEMBER 31, 2002                                   270,500   $        271     89,564,286   $     89,564   $ 12,700,894

   Proceeds from sale of preferred stock
     March 31, 2003
       ($1.00-$2.00 per share)                                 62,500             63           --             --           74,937
     June 30, 2003
       ($0.50 per share)                                       75,000             75           --             --           37,425
     September 30, 2003
       ($1.00-$2.40 per share)                                163,281            163           --             --          228,346
     December 31, 2003
       ($1.33-$2.80 per share)                                145,450            145           --             --          258,717

   Preferred stock issued for services
     March 31, 2003
       ($1.00 per share)                                       30,000             30           --             --           29,970
     June 30, 2003
       ($1.00 per share)                                       51,250             51           --             --           51,199
     September 30, 2003
       ($1.00 per share)                                       67,035             67           --             --           66,968
     December 31, 2003
       ($1.88-$4.00 per share)                                 22,150             22           --             --           65,378

   Collection of subscription receivable                         --             --             --             --             --

   Write-off of subscription receivable                          --             --             --             --             --

   Net Loss                                                      --             --             --             --             --

                                                         ------------   ------------   ------------   ------------   ------------
BALANCE - DECEMBER 31, 2003                                   887,166   $        887     89,564,286   $     89,564   $ 13,513,834

   Proceeds from sale of preferred stock
     March 31, 2004
       ($2.40-$4.80 per share)                                130,077            130           --             --          400,126
     June 30, 2004
       ($0.80 per share)                                       15,625             16           --             --           12,484

   Preferred stock issued for services
     March 31, 2004
       ($2.00-$4.80 per share)                                 49,433             49           --             --          158,483

   Proceeds from sale of common stock
     September 30,2004
       ($0.03-$0.15 per share)                                   --             --        2,541,595          2,541        205,059
     December 31, 2004
       ($0.05-$0.10 per share)                                   --             --        2,487,500          2,488        187,512

   Common stock issued for services
     March 31, 2004
       ($0.05 Per share)                                         --             --          477,133            477         23,380
     September 30,2004
       ($0.05-$0.15 per share)                                   --             --        1,857,800          1,858        126,792
     December 31, 2004
       ($0.08-$0.10 per share)                                   --             --          532,500            533         40,968

   Preferred stock dividend                                      --             --             --             --          (81,034)

   Common stock issued for satisfaction of liabilities
     June 30, 2004
       ($0.15 per share)                                         --             --       37,786,629         37,787      5,635,934
     December 31, 2004
       ($0.134 per share)                                        --             --          411,100            411         54,839

The accompanying notes are an integral part of these financial statements.

                                                                 F-5

                                                          WATER CHEF, INC.
                                      STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Period from
                                       January 1, 2002 (Date of Commencement as a Development
                                                 Stage Company) to December 31, 2006

                                                                                                                          Additional
                                                                Preferred Stock                  Common Stock              Paid-in
                                                         ----------------------------    ----------------------------      Capital
                                                             Shares          Amount          Shares         Amount          Shares
                                                         --------------  ------------    -------------- -------------  -------------

   Preferred stock converted to common stock
     June 30, 2004                                           (133,250)           (133)      5,108,332          5,108         (4,975)
     September 30, 2004                                      (269,263)           (269)     12,103,854         12,104        (11,835)
     December 31, 2004                                        (65,375)            (65)      3,015,000          3,015         (2,950)

   Net loss                                                      --              --              --             --             --

                   --- ----                              ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2004                                   614,413    $        615     155,885,729   $    155,886   $ 20,258,617

   Proceeds from sale of common stock
     March 31,2005
       ($0.05 per share)                                         --              --           200,000            200          9,800
     June 30,2005
       ($0.05-$0.06 per share)                                   --              --           700,000            700         39,300
     September 30,2005
       ($0.07-$0.10 per share)                                   --              --         2,455,357          2,455        202,545
     December 31, 2005
       ($0.05-$0.07 per share)                                   --              --         3,879,283          3,879        236,081

   Common stock issued for services
     March 31, 2005
       ($0.05-$0.10 per share)                                   --              --           230,000            230         17,770
     December 31, 2005
       ($0.05-$0.06 per share)                                   --              --           407,500            408         21,219

   Preferred stock dividend                                      --              --              --             --          (66,436)

   Extension of 1,666,667 warrants                               --              --              --             --           74,700

   Common stock issued for satisfaction of liabilities
     September 30, 2005
       ($0.07 per share)                                         --              --           571,428            571         39,429
     December 31, 2005
       ($0.142 per share)                                        --              --           100,000            100         14,100

   Preferred stock converted to common stock
     March 31, 2005                                           (55,970)            (56)      2,518,800          2,519         (2,463)
     June 30, 2005                                            (34,020)            (34)      1,360,800          1,361         (1,327)
     September 30, 2005                                      (286,650)           (287)     13,382,583         13,383        (13,096)
     December 31, 2005                                         (2,188)             (2)         87,520             87            (85)

   Net loss                                                      --              --              --             --             --

                   --- ----                              ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2005                                   235,585    $        236     181,779,000   $    181,779   $ 20,830,154

   Proceeds from sale of common stock
     March 21, 2006
       ($0.07 per share)                                         --              --         3,600,000          3,600        246,400
     May 8, 2002
       ($0.08-$0.10 per share)                                   --              --         3,769,230          3,769        276,231
     June 28, 2006
       ($0.10 per share)                                         --              --           100,000            100          9,900
     August 17, 2006
       ($0.07 per share)                                         --              --           400,000            400         27,600

   Common stock issued for services
     March 21, 2006
       ($0.06 per share)                                         --              --           250,000            250         14,750
     May 8, 2006
       ($0.05 per share)                                         --              --           450,000            450         22,050
     June 6, 2006
       ($0.15 per share)                                         --              --           166,666            166         24,833

   Common stock issued for repayment of debt
     February 13, 2006
       ($0.11 per share)                                         --              --           438,785            439         48,046
     April 3, 2006
       ($0.08 per share)                                         --              --           614,131            614         50,790
     April 6, 2006
       ($0.08 Per share)                                         --              --         1,959,631          1,960        154,614
     June 6, 2006
       ($0.10-$0.15 per share)                                   --              --         3,583,334          3,583        390,517

   Preferred stock converted to common stock                  (46,668)            (47)      1,866,720          1,867         (1,820)

The accompanying notes are an integral part of these financial statements.

                                                                F-6

                                                          WATER CHEF, INC.
                                      STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Period from
                                       January 1, 2002 (Date of Commencement as a Development
                                                 Stage Company) to December 31, 2006

                                                                                                                          Additional
                                                                Preferred Stock                  Common Stock              Paid-in
                                                         ----------------------------    ----------------------------      Capital
                                                             Shares          Amount          Shares         Amount          Shares
                                                         --------------  ------------    -------------- -------------  -------------

   Reclassification of derivative liabilities upon
     conversion of debt                                            --             --             --             --          368,800

   4,000,000 Warrants granted for services,
     May 18, 2006                                                  --             --             --             --          464,000

   2,500,000 Warrants granted for services,
     May 24, 2006                                                  --             --             --             --          241,200

   Reclassification of warrants
     and embedded conversion option upon
     issuance of convertible debt                                  --             --             --             --         (288,900)

   Preferred stock dividend                                        --             --             --             --          (42,401)

   Net loss                                                        --             --             --             --             --

                                                           ------------   ------------   ------------   ------------   ------------
BALANCE - DECEMBER 31, 2006                                     188,917   $        189    198,977,497   $    198,977   $ 22,836,764
                                                           ============   ============   ============   ============   ============

The accompanying notes are an integral part of these financial statements.

                                                                 F-7

                                                          WATER CHEF, INC.
                                      STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Period from
                                       January 1, 2002 (Date of Commencement as a Development
                                                 Stage Company) to December 31, 2006

                                                                                        Accumulated       Deficit
                                                                                          Deficit       Accumulated
                                                            Stock                         Through         During          Total
                                                        Subscription      Treasury      December 31,    Development   Stockholders'
-continued-                                              Receivable        Stock            2001           Stage        Deficiency
                                                       --------------- --------------- --------------- -------------- --------------

BALANCE - JANUARY 1, 2002                              $    (67,500)   $     (5,768)   $(14,531,596)   $       --      $ (2,178,635)

   Extension of life of warrants                               --              --              --              --           111,000

   Proceeds from sale preferred stock
     ($1.00 per share)                                         --              --              --              --           117,500

   Proceeds from sale of common stock
     ($0.025 per share)                                        --              --              --              --           100,000

   Common stock issued for services
     ($0.08 per share)                                         --              --              --              --            36,000

Collection of subscription receivable                        30,200            --              --              --            30,200

   Net Loss                                                    --              --              --        (1,589,746)     (1,589,746)

                                                       ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2002                                 (37,300)         (5,768)    (14,531,596)     (1,589,746)     (3,373,681)

   Proceeds from sale of preferred stock
     March 31, 2003
       ($1.00-$2.00 per share)                                 --              --              --              --            75,000
     June 30, 2003
       ($0.50 per share)                                       --              --              --              --            37,500
     September 30, 2003
       ($1.00-$2.40 per share)                                 --              --              --              --           228,509
     December 31, 2003
       ($1.33-$2.80 per share)                                 --              --              --              --           258,862

   Preferred stock issued for services
     March 31, 2003
       ($1.00 per share)                                       --              --              --              --            30,000
     June 30, 2003
       ($1.00 per share)                                       --              --              --              --            51,250
     September 30, 2003
       ($1.00 per share)                                       --              --              --              --            67,035
     December 31, 2003
       ($1.88-$4.00 per share)                                 --              --              --              --            65,400

   Collection of subscription receivable                     15,500            --              --              --            15,500

   Write-off of subscription receivable                      21,800            --              --              --            21,800

   Net Loss                                                    --              --              --        (3,535,479)     (3,535,479)

                                                       ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2003                                    --            (5,768)    (14,531,596)     (5,125,225)     (6,058,304)

   Proceeds from sale of preferred stock
     March 31, 2004
       ($2.40-$4.80 per share)                                 --              --              --              --           400,256
     June 30, 2004
       ($0.80 per share)                                       --              --              --              --            12,500

   Preferred stock issued for services
     March 31, 2004
       ($2.00-$4.80 per share)                                 --              --              --              --           158,532

   Proceeds from sale of common stock
     September 30,2004
       ($0.03-$0.15 per share)                                 --              --              --              --           207,600
     December 31, 2004
       ($0.05-$0.10 per share)                                 --              --              --              --           190,000

   Common stock issued for services
     March 31, 2004
       ($0.05 per share)                                       --              --              --              --            23,857
     September 30,2004
       ($0.05-$0.15 per share)                                 --              --              --              --           128,650
     December 31, 2004
       ($0.08-$0.10 per share)                                 --              --              --              --            41,501

   Preferred stock dividend                                    --              --              --              --           (81,034)

   Common stock issued for satisfaction of liabilities
     June 30, 2004
       ($0.15 per share)                                       --              --              --              --         5,673,721
     December 31, 2004
       ($0.134 per share)                                      --              --              --              --            55,250

The accompanying notes are an integral part of these financial statements.

                                                                 F-8

                                                          WATER CHEF, INC.
                                      STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Period from
                                       January 1, 2002 (Date of Commencement as a Development
                                                 Stage Company) to December 31, 2006

                                                                                        Accumulated       Deficit
                                                                                          Deficit       Accumulated
                                                            Stock                         Through         During          Total
                                                        Subscription      Treasury      December 31,    Development   Stockholders'
-continued-                                              Receivable        Stock            2001           Stage        Deficiency
                                                       --------------- --------------- --------------- -------------- --------------

   Preferred stock converted to common stock
     June 30, 2004                                             --              --              --              --              --
     September 30, 2004                                        --              --              --              --              --
     December 31, 2004                                         --              --              --              --              --

   Net loss                                                    --              --              --        (3,757,802)     (3,757,802)

                                                       ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2004                                    --      $     (5,768)   $(14,531,596)   $ (8,883,027)   $ (3,005,273)

   Proceeds from sale of common stock
     March 31,200
       ($0.05 per share)                                       --              --              --              --            10,000
     June 30,2005
       ($0.05-$0.06 per share)                                 --              --              --              --            40,000
     September 30,2005
       ($0.07-$0.10 per share)                                 --              --              --              --           205,000
     December 31, 2005
       ($0.05-$0.07 per share)                                 --              --              --              --           239,960

   Common stock issued for services
     March 31, 2005
       ($0.05-$0.10 per share)                                 --              --              --              --            18,000
     December 31, 2005
       ($0.05-$0.06 per share)                                 --              --              --              --            21,627

   Preferred stock dividend                                    --              --              --              --           (66,436)

   Extension of 1,666,667 warrants                             --              --              --              --            74,700

   Common stock issued for satisfaction of liabilities
     September 30, 2005
       ($0.07 per share)                                       --              --              --              --            40,000
     December 31, 2005
       ($0.142 per share)                                      --              --              --              --            14,200

   Preferred stock converted to common stock
     March 31, 2005                                            --              --              --              --              --
     June 30, 2005                                             --              --              --              --              --
     September 30, 2005                                        --              --              --              --              --
     December 31, 2005                                         --              --              --              --              --

   Net loss                                                    --              --              --        (1,168,328)     (1,168,328)

                                                       ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2005                                    --      $     (5,768)   $(14,531,596)   $(10,051,355)   $ (3,576,550)

   Proceeds from sale of common stock
     March 21, 2006
       ($0.07 per share)                                       --              --              --              --           250,000
     May 8, 2006
       ($0.08-$0.10 per share)                                 --              --              --              --           280,000
     June 28, 2006
       ($0.10 per share)                                       --              --              --              --            10,000
     August 17, 2006
       ($0.07 per share)                                       --              --              --              --            28,000

   Common stock issued for services
     March 21, 2006
       ($0.06 per share)                                       --              --              --              --            15,000
     May 8, 2006
       ($0.05 per share)                                       --              --              --              --            22,500
     June 6, 2006
       ($0.15 per share)                                       --              --              --              --            24,999

   Common stock issued for repayment of debt
     February 13, 2006
       ($0.11 per share)                                       --              --              --              --            48,485
     April 3, 2006
       ($0.08 per share)                                       --              --              --              --            51,404
     April 6, 2006
       ($0.08 per share)                                       --              --              --              --           156,574
     June 6, 2006
       ($0.10-$0.15 per share)                                 --              --              --              --           394,100

   Preferred stock converted to common stock                   --              --              --              --              --

The accompanying notes are an integral part of these financial statements

                                                                F-9

                                                          WATER CHEF, INC.
                                      STATEMENT OF STOCKHOLDERS' DEFICIENCY For the Period from
                                       January 1, 2002 (Date of Commencement as a Development
                                                 Stage Company) to December 31, 2006

                                                                                        Accumulated       Deficit
                                                                                          Deficit       Accumulated
                                                            Stock                         Through         During          Total
                                                        Subscription      Treasury      December 31,    Development   Stockholders'
-continued-                                              Receivable        Stock            2001           Stage        Deficiency
                                                       --------------- --------------- --------------- -------------- --------------

   Reclassification of derivative liabilities upon
     Conversion of debt                                        --              --              --              --           368,800

   4,000,000 Warrants granted for services,
     May 18, 2006                                              --              --              --              --           464,000

   2,500,000 Warrants granted for services,
     May 24, 2006                                              --              --              --              --           241,200

   Reclassification of warrants
     and the convertible preferred stock
     embedded conversion option upon
     issuance of convertible debt                              --              --              --              --          (288,900)

   Preferred stock dividend                                    --              --              --              --           (42,401)

   Net loss                                                    --              --              --        (2,072,917)     (2,072,917)

                                                       ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2006                            $       --      $     (5,768)   $(14,531,596)   $(12,124,272)   $ (3,625,706)
                                                       ============    ============    ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                                                                F-10

                                                          WATER CHEF, INC.
                                      (A Development Stage Company Commencing January 1, 2002)

                                                      STATEMENTS OF CASH FLOWS

                                                                                                                 For the Period from
                                                                                                                   January 1, 2002
                                                                                                                      (Date of
                                                                                                                  Commencement as a
                                                                                                                  Development Stage
                                                                                                                      Company)
                                                                                  Year Ended December 31,          to December 31,
                                                                              ------------------------------- ----------------------
                                                                                   2006               2005               2006
                                                                              ---------------- -------------- ----------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                    $ (2,072,917)      $ (1,168,328)      $(12,124,272)
       Adjustments to reconcile net loss to
         net cash used in operating activities
            Amortization of patents                                                   1,854              1,854              9,270
            Interest expense - deferred financing                                     7,500              2,813             10,313
            Stock based compensation                                                767,699             53,827          1,545,089
            Accretion of debt discount                                              217,320             75,200            292,520
            Change in fair value of warrants and
              embedded conversion option                                            133,900             (5,800)           128,100
            Loss on settlement of debt                                                 --                 --            2,614,017
            Non-dilution agreement termination cost                                    --                 --            2,462,453
            Inventory reserve                                                          --                 --              159,250
            Write-off of stock subscription receivable                                 --                 --               21,800
            Financing costs - warrant extension                                        --               74,700             74,700
       Change in assets and liabilities
            Inventory                                                                30,000            (30,000)              --
            Prepaid expenses                                                          3,682             (5,851)            37,218
            Accounts payable, accrued expenses, accrued dividends,
              accrued compensation, accrued consulting and director
              fees, customer deposits and other current liabilities                 (74,148)           422,350          1,397,991
                                                                               ------------       ------------       ------------
NET CASH USED IN OPERATING ACTIVITIES                                              (985,110)          (579,235)        (3,371,551)
                                                                               ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Reduction of stock subscription receivable                                          --               20,000             65,700
   Proceeds from sale of preferred stock                                               --                 --            1,130,127
   Proceeds from sale of common stock                                               568,000            494,960          1,540,560
   Proceeds from sale of common stock to be issued                                     --                 --              200,000
   Deferred financing costs                                                          (7,500)            (7,500)           (15,000)
   Proceeds from convertible promissory note                                        300,000            250,000            550,000
   Repayment of notes payable                                                       (20,269)           (15,362)           (35,631)
                                                                               ------------       ------------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                           840,231            742,098          3,435,756
                                                                               ------------       ------------       ------------

NET (DECREASE) INCREASE IN CASH                                                    (144,879)           162,863             64,205

CASH AT BEGINNING OF YEAR                                                           244,595             81,732             35,511
                                                                               ------------       ------------       ------------

CASH AT END OF YEAR                                                            $     99,716       $    244,595       $     99,716
                                                                               ============       ============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
       Interest                                                                $    312,293       $     44,638       $    356,931
                                                                               ============       ============       ============

NON-CASH FINANCING ACTIVITIES:

COMPENSATION SATISFIED BY ISSUANCE OF COMMON STOCK                             $       --         $       --         $     55,250
                                                                               ============       ============       ============

COMMON STOCK ISSUED IN SATISFACTION OF LIABILITIES                             $    650,563       $     40,000       $  6,364,284
                                                                               ============       ============       ============

RECLASSIFICATION OF DERIVATIVE LIABILITIES UPON  CONVERSION OF DEBT            $    368,800       $       --         $    368,800

RECLASSIFICATION OF EQUITY INSTRUMENTS TO LIABILITIES
UPON ISSUANCE OF CONVERTIBLE DEBT                                              $    288,900       $       --         $    288,900
                                                                               ============       ============       ============

The accompanying notes are an integral part of these financial statements.

                                                                F-11

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware Corporation currently engaged in the design, marketing and sale of water dispensers and purification equipment both in and outside the United States.  The Company's corporate headquarters is in Glen Head, NY.

2. BASIS OF PRESENTATION AND CONTINUED OPERATIONS

Basis of Presentation

The Company discontinued its water cooler and filtration operations in November
2001. As a result, the Company has refocused its efforts on raising capital and developing markets for its proprietary technology. Therefore, for financial purposes, the Company has determined that it has re-entered the development stage commencing January 1, 2002. The Company's statements of operations, stockholders' deficiency and cash flows for the year ended December 31, 2006 represent the financial information cumulative, from inception/commencement, required by Statement of Financial Accounting Standards ("SFAS") No. 7,
"Development Stage Enterprises."

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business.
The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent realizable or settlement values. The
Company incurred a net loss of $2,072,917 and $1,168,328 for the years ended
December 31, 2006 and 2005, respectively. The Company has a working capital deficit and a stockholders' deficiency of approximately $3,123,219 and
$3,625,725 at December 31, 2006, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans with respect to these matters include restructuring its existing debt and raising additional capital through future issuances of stock and/or debt. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Patents and Trademarks - Patents and trademarks are amortized ratably over 9 to
14 years. The Company assesses the carrying value of its patents for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the years ended December 31, 2006 and 2005, respectively.

Stock-Based Compensation -

Effective January 1, 2006, the Company adopted SFAS 123R which replaces SFAS
123, "Accounting for Stock-Based Compensation" and supersedes Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."
SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure is no longer an alternative to financial statement recognition. The adoption of this standard had no effect on operations for the year ended December 31, 2006 as the Company did not issue any options during the period and the Company did not have any vested or unvested options outstanding.

The Black-Scholes option valuation model is used to estimate the fair value of the options granted. The model includes subjective input assumptions that can materially affect the fair value estimates. The model was developed for use in estimating the fair value of traded options or warrants that have no vesting restrictions and that are fully transferable. For example, the expected

                                      F-12

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

volatility is estimated based on the most recent historical period of time equal to the weighted average life of the options granted. In management's opinion, this valuation model does not necessarily provide a reliable single measure of the fair value of its employee stock options. During the year ended December 31,
2006 and 2005, the Company did not issue any employee stock options.

Prior to the adoption of SFAS 123R, the Company applied the
intrinsic-value-based method of accounting prescribed by APB 25 and related interpretations, to account for its stock options to employees. Under this method, compensation cost was recorded only if the market price of the underlying stock on the date of grant exceeded the exercise price. As permitted by SFAS 123, the Company elected to continue to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS 123. The fair-value-based method used to determine historical pro forma amounts under SFAS 123 was similar in most respects to the method used to determine stock-based compensation expense under SFAS 123R.

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS
No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure -
an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123,
"Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

The Company did not incur stock based compensation for issuance of options during the year ended December 31, 2005. As such, the pro forma net loss is identical to the net loss as reported in the financial statements of operations.
Revenue Recognition - Revenues are recognized when product is shipped, title passes and collectibility is reasonably assured. Allowances for estimated bad debts, sales allowances and discounts are provided when such sales are recorded.

Inventories - Inventories consists of finished goods and are stated at the lower of cost or market utilizing the first-in, first-out method. As of December 31,
2006, the Company had no inventory on hand.

Shipping and Handling Costs - Shipping and handling costs are expensed as incurred as part of cost of sales. These costs were deemed to be immaterial during each of the reporting periods.

Advertising Costs - Advertising costs are expensed as incurred. Advertising costs, which are included in selling, general and administrative expenses, were diminimus for the years ended December 31, 2006 and 2006, respectively.

Income Taxes - Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Valuation allowances are established when necessary to reduce deferred assets to the amounts expected to be realized.

Loss Per Share - Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants and convertible preferred stock. Common stock equivalents were excluded from the computation of diluted loss per share since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of options, warrants and the conversion of preferred stock and convertible debt for the years ended
December 31, 2006 and 2005, were 12,719,202 and 21,270,105 respectively.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America

                                      F-13

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The carrying amounts of the financial instruments reported in the balance sheet approximate their fair market value due to the short-term maturities of these instruments. The fair value of the
Company's long-term debt is estimated using quoted market prices and estimated rates which would be available to the Company for debt with similar terms.

Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair value is required.

Research and Development - Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred. There were no research and development costs incurred during the years ended December 31, 2006 and 2005, respectively.

Deferred Financing Costs - Costs incurred in conjunction with the convertible promissory notes have been capitalized and will be amortized over the term of the notes.

Recent Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board ("FASB") published SFAS
No. 154, "Accounting Changes and Error Corrections - a Replacement of APB
Opinion No. 20 and FASB No. 3" ("SFAS 154"). SFAS 154 establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS
154 completely replaces Accounting Principles Bulletin No. 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. The requirements in SFAS 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

In June 2006, the FASB ratified EITF Issue No. 05-1, "Accounting for the
Conversion of an Instrument That Becomes Convertible upon the Issuer's Exercise of a Call Option" ("EITF No. 05-1"), which indicates that no gain or loss should be recognized upon the conversion of an instrument that becomes convertible as a result of an issuer's exercise of a call option pursuant to the original terms of the instrument. EITF No. 05-1 became effective for annual or interim periods beginning after June 28, 2006. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

In June 2005, the FASB ratified EITF Issue No. 05-2, "The Meaning of
`Conventional Convertible Debt Instrument" in EITF Issue No. 00-19, "Accounting
for Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered "conventional" for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF
No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity.

EITF No. 05-2 became effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 since the required implementation date. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

                                      F-14

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for
Modifications to Conversion Options Embedded in Debt Instruments and Related
Issues" ("EITF No. 05-7"), which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt
(for example, the modification reduces the conversion price of the debt). EITF
No. 05-7 became effective for the first interim or annual reporting period beginning after December 15, 2005. The Company adopted EITF No. 05-7 as of the beginning of the Company's interim reporting period that began on January 1,
2006. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

In September 2005, the FASB ratified EITF Issue No. 05-8, "Income Tax
Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature"
("EITF No. 05-8"), which addresses the treatment of convertible debt issued with a beneficial conversion feature as a temporary difference under the guidance in
SFAS 109. In addition, deferred taxes recognized for a temporary difference of debt with a beneficial conversion feature should be recognized as an adjustment of additional paid-in capital. Entities should apply the guidance in EITF No.
05-8 in the first interim or annual reporting period that begins after December
15, 2005. Its provisions should be applied retrospectively under the guidance in
SFAS 154 to all convertible debt instruments with a beneficial conversion feature accounted for under the guidance in EITF No. 00-27 "Application of EITF
Issue No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion
Features or Contingently Adjustable Conversion Ratios." The Company has applied the requirements of EITF No. 05-8 to all previously existing convertible debt instruments with a beneficial conversion feature and will apply the requirements of EITF No. 05-8 for all new convertible debt instruments with a beneficial conversion feature. The adoption of this pronouncement for new convertible debt instruments with a beneficial conversion feature did not have an impact on the
Company's financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid
Financial Instruments - an amendment of FASB Statements No. 133 and 140" ("SFAS
155"). SFAS 155 resolves issues addressed in SFAS 133 Implementation Issue No.
D1, "Application of Statement 133 to Beneficial Interests in Securitized
Financial Assets." The requirements in SFAS 155 are effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this pronouncement is not expected to have an impact on the Company's financial position, results of operations, or cash flows.

In July 2006, the FASB released Interpretation No. 48, "Accounting for
Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN
48"), which clarifies the accounting and reporting for uncertainty in income tax law. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The provisions of FIN 48 are effective after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise's fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to accumulated deficit as of the beginning of the period of adoption. The adoption of this pronouncement is not expected to have an impact on the financial position, results of operations, or cash flows of the Company.

                                      F-15

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements"
("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the
U.S., and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after
November 15, 2007, with earlier application encouraged. Any cumulative effect will be recorded as an adjustment to the opening accumulated deficit balance, or other appropriate component of equity. The adoption of this pronouncement is not expected to have an impact on the Company's financial position, results of operations, or cash flows.

In September 2006, the SEC staff issued Staff Accounting Bulleting ("SAB") No.
108, Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 was
issued in order to reduce the diversity in practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. SAB 108 is effective for fiscal year 2007. The adoption of this pronouncement is not expected to have an impact on the Company's financial position, results of operations, or cash flows.

In October 2005, the FASB issued FSP FAS 123(R)-2, "Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R)", which provides clarification of the concept of mutual understanding between employer and employee with respect to the grant date of a share-based payment award. This
FSP provides that a mutual understanding of the key terms and conditions of an award shall be presumed to exist on the date the award is approved by management if the recipient does not have the ability to negotiate the key terms and conditions of the award and those key terms and conditions will be communicated to the individual recipient within a relatively short time period after the date of approval. This guidance was applicable upon the initial adoption of SFAS
123(R). The adoption of this pronouncement did not have an impact on the
Company's financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for
Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The FASB has indicated it believes that SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.

SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, "Disclosures about Fair Value of
Financial Instruments." SFAS 159 is effective for the Company as of the beginning of fiscal year 2009 The adoption of this pronouncement is not expected to have an impact on the Company's financial position, results of operations or cash flows.

In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2,
"Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with
SFAS No. 5, "Accounting for Contingencies". FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for
Derivative Instruments and Hedging Activities", and No. 150, "Accounting for
Certain Financial Instruments with Characteristics of both Liabilities and
Equity", and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure
Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of
Others", to include scope exceptions for registration payment arrangements.

FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. The adoption of this pronouncement is not expected to have an impact on the Company's financial position, results of operations or cash flows.

                                      F-16

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

EITF Issue No. 05-4 "The Effect of a Liquidated Damages Clause on a Freestanding
Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock'" ("EITF No. 05-4") addresses financial instruments, such as stock purchase warrants, which are accounted for under EITF No. 00-19 that may be issued at the same time and in contemplation of a registration rights agreement that includes a liquidated damages clause. The consensus of EITF No. 05-4 has not been finalized.

4. PATENTS AND TRADEMARKS

Patents and trademarks as of December 31, 2006 consist of the following:

                Patents                                  $   24,500
                Trademarks                                    1,555
                                                         ----------
                Total cost                                   26,055
                Accumulated amortization                    (10,652)
                                                         ----------
                Patents and Trademarks, Net              $   15,403
                                                         ==========

Amortization expense for the years ended December 31, 2006 and 2005 was $1,854 and $1,854, respectively. The following table presents the Company's estimate for amortization expense for each of the five succeeding years and thereafter.

                2007                                     $    1,854
                2008                                          1,854
                2009                                          1,854
                2010                                          1,854
                2011                                          1,854
                2012 and thereafter                           6,133
                                                         ----------
                                                         $   15,403
                                                         ==========

5. NOTES PAYABLE

Notes payable and accrued interest at December 31, 2006 consists of the following:

                                      (a)                $  187,470
                                      (b)                   635,933
                                      (c)                   167,453
                                                         ----------
                                      Total              $  990,856
                                                         ==========

(a): These are unsecured notes bearing interest ranging from 10% to 15% per annum, with no specific due date for repayment. The amount due on these notes, inclusive of $104,249 interest is $187,470 at December 31, 2006. No demands for repayment have been made by the note holder.

(b) In April 2001, the Company issued a $400,000 promissory note at an interest rate of 2% per month. In consideration for the issuance of this note,
    500,000 shares of the Company's common stock were issued to the note holder and a $74,000 debt discount was recorded and fully amortized in the year ended December 31, 2001. The principal balance and accrued interest was payable on September 1, 2001. The Company did not make such payment and was required to issue an additional 100,000 penalty shares of its common stock to the note holder. The Company recorded additional interest expense of
    $12,300 related to the issuance of these penalty shares. The amount due on this note, inclusive of $235,933 in interest, is $635,933 at December 31,
    2006.

                                      F-17

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

(c) In November 2000, the Company entered into a Convertible Promissory Note agreement, whereby the Company may be advanced a maximum of $300,000. The
    Company was advanced the following: $100,000 in November 2000, $50,000 in
    December 2000 and $50,000 in January 2001. No further cash advances were made to the Company. The Convertible Promissory Note agreement also called for the payment of $100,000 of Company expenses. The advances bear interest at 10% per annum and were to have been repaid as of January 15, 2002. A maximum of 6,000,000 shares could have been issued upon conversion had the full $300,000 been advanced. As of December 31, 2006, the balance of the convertible promissory note principal was $167,453 inclusive of interest in the amount of $3,082.

6.  CONVERTIBLE PROMISSORY NOTES

In November 2005, the Company entered into a Convertible Promissory Note agreement for $250,000 which included 430,000 warrants, which are exercisable at
$0.14 per share and have a life of three years. The warrants carry a cashless exercise provision. The Convertible Promissory Note bore interest at a rate of
8% per annum and matured in March 2006.

The note included certain conversion features as follows:

      o  convertible at any time after the maturity date, at the option of the holder,
      o  convertible at 85% of the average of the three 3 lowest closing bid prices for the common stock, for the ten trading days ending on the trading day immediately before the conversion date.

The Convertible Promissory Note agreement required the Company to file a registration statement no later than sixty business days from the date of the agreement for no less than the amount of subscribed shares, and to cause the registration statement relating to the registrable securities to become effective the earlier of five business days after notice from the Securities and
Exchange Commission that the registration statement may be declared effective, or (b) one hundred twenty days.

The Convertible Promissory Note agreement included a liquidated damages clause, which stipulates if the registration statement is not filed by the filing date or declared effective by the effective date, then upon failure of either event the subscriber shall be entitled to liquidated damages, payable in cash, in the sum of one percent (1%) of the principal amount of the Note:

      a. for each 30 day period after the filing date that transpires until the date that the Company files the registration statement, and
      b. for each 30 day period after the effective date that transpires until such date as the registration statement is declared effective.

The gross proceeds of $250,000 were recorded net of a discount of $188,000. The debt discount consisted of $47,200 related to the warrants and $140,800 related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF issue No. 00-19 "Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock" and EITF 05-4, View A "The effect of a Liquidated Damages Clause on a
Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities.

Accordingly, the warrants and the embedded conversion option were marked to market through earnings at the end of each reporting period. The Company determined that the value of the registration rights was deemed to be de minimis and the related registration statement became effective in January 2006. The warrants and the conversion option were valued using the Black-Scholes valuation model. For the year ended December 31, 2006, the Company reflected a loss of

                                      F-18

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

$186,600 representing the change in the value of the warrants and conversion option. During the year ended December 31, 2006, the Company charged to interest expense $112,800 for the accretion of the debt discount.

During the year ended December 31, 2006, the Company issued 3,012,547 shares of common stock for the settlement of the debt and accrued interest. As a result of the conversion the Company reclassified to equity $368,800 of the derivative liabilities.

This Convertible Promissory Note was secured by 4,000,000 shares held by an officer of the Company. At the date of conversion the officer was released from the security interest.

On October 17, 2006, the Company entered into a Convertible Promissory Note for proceeds of $300,000. The loan has a stated interest rate of 8% per annum and matures on February 17, 2007. The Company issued a warrant for 882,352 shares of the Company's common stock, exercisable at $0.085 per share and has a life of three years. The warrant has a cashless exercise provision. The note and accrued interest is convertible at any time after the maturity date into shares of the
Company's common stock at a conversion price equal to the current market price multiplied by eighty-five percent.

The Convertible Promissory Note agreement requires the Company to file a registration statement no later than thirty business days from the date of the agreement and no less than the amount of subscribed shares, and to cause the registration statement relating to the registrable securities to become effective the earlier of five business days after notice from the Securities and
Exchange Commission that the registration statement may be declared effective, or one hundred twenty days.

The Convertible Promissory Note agreement included a liquidated damages clause, which stipulates if the registration statement is not filed by the filing date or declared effective by the effective date, then upon failure of either event the subscriber shall be entitled to liquidated damages, payable in cash, in the sum of one percent (1%) of the principal amount of the Note:

      a. for each 30 day period after the filing date the transpires until the date that the Company files the registration statement, and
      b. for each 30 day period after the effective date that transpires until such date as the registration statement is declared effective.

The Company accounted for the above transaction in accordance with EITF issue
No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially Settled in, a Company's Own Stock." The Company has determined that there is an embedded conversion option of the warrants and derivative liabilities. Accordingly, the warrants and the embedded conversion option are recorded at fair market value and marked to market through earnings at the end of each reporting period.

The gross proceeds of $300,000 were recorded net of a discount of $174,200. The debt discount consisted of $12,800 related to the warrants and $161,400 related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF issue No. 00-19 "Accounting for Derivative
Financial Instruments Indexed to, and Potentially Settled in, a Company's Own
Stock" and EITF 05-4, View A "The Effect of a Liquidated Damages Clause on a
Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities.

Accordingly, the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The Company determined that the value of the registration rights was deemed to be de minimis and the related registration statement became effective in January 2007. The warrants and the conversion option are valued using the Black-Scholes valuation model. For the year ended December 31, 2006, the Company reflected a gain of

                                      F-19

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

$85,900 representing the change in the value of the warrants and conversion option. During the year ended December 31, 2006, the Company charged to interest expense $104,520 for the accretion of the debt discount.

The Convertible Promissory Note was secured by 4,000,000 shares held by an officer of the Company.

Under the terms of the note the Company is currently in default, subsequent to the year end the Company issued 948,670 shares of common stock for the settlement of $100,000 of principal and $3,249 of accrued interest. The Company plans to issue additional shares of common stock for the settlement of the remaining principal an accrued interest.

Under accounting guidance provide by EITF 00-19, the conversion price of the convertible promissory note did not have a determinable number of shares the note could be settled in. As a result, previously granted warrants as well as the embedded conversion option of the Series F Convertible Preferred Stock were required to be reclassified from equity and presented as a derivative liability in the amount of $288,900. Accordingly, the warrants, options and conversion option will be marked to market through earnings at the end of each reporting period. For the year ended December 31, 2006, the Company incurred an additional charge of $33,200 representing the change in the fair value of the warrants and embedded conversion option of the Series F Convertible Preferred Stock.

7. LOANS PAYABLE - STOCKHOLDER

At December 31, 2006, the Company has been obligated to its Chief Executive
Officer who is also a significant stockholder for loans and advances made to the
Company totaling $372,781, plus accrued interest of $152,956. These advances were accruing interest ranging from 6% to 12% per annum. The loans have no repayment terms and the stockholder has agreed not to demand payment until
January 1, 2008 at the earliest. The Company reported the obligation as a long-term liability on the balance sheet. In January 2007, in conjunction with the resignation of the Chief Executive Officer (Note 15) these loans plus accrued interest were forgiven.

8. COMMON STOCK ISSUED

On March 14, 2006, at the Company's annual meeting of its common, Series A
Preferred, Series C Preferred, Series D Preferred, Series F Preferred
stockholders (together the "Stockholders"), voting as a single class, voted and approved a proposal to amend the Certificate of Incorporation to increase the
Company's authorized capital stock from 200,000,000 shares to 350,000,000 shares, consisting of 340,000,000 shares of common stock and 10,000,000 shares of preferred stock.

During the year ended December 31, 2006, the Company recorded the following transactions:

a.    Cash

During the year ended December 31, 2006, the Company raised $568,000 through the sale of 7,869,230 shares of common stock

b.    Services

During the year ended December 31, 2006, the Company issued 866,666 shares of common stock for services for a value of $62,499.

On May 18, 2006, the Company granted 4,000,000 warrants to a consultant for past services. The warrants fully vested the date of the grant, have a life of 3 years and are exercisable at $0.10 per share. The Company incurred a stock based compensation charge of $464,000.

                                      F-20

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

On May 24, 2006, the Company granted 2,500,000 warrants to two directors for past services. The warrants fully vested on the date of the grant, have a life of 3 years and are exercisable at $0.15 per share. The Company incurred a stock based compensation charge of $241,200.

c. Conversion of preferred stock into common stock

During year ended December 31, 2006, the Company issued to various parties
1,866,720 shares of its common stock in connection with the conversion of 46,668 shares of preferred stock.

Subsequent to December 31, 2006, the Company issued to various parties 113,920 shares of its common stock in connection with the conversion of 2,848 shares of preferred stock.

d. Settlement of debt

During year ended December 31, 2006, the Company issued 6,595,881 shares of common stock for debt and accrued interest of $650,563.

9. PREFERRED STOCK

The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock, issuable in series with rights, preferences, privileges and restrictions as determined by the board of directors.

At December 31, 2006, outstanding preferred shares were as follows:

                                                                                                  Liquidation
                                                          Current                                  Preference
                                                          Annual        Total        Dividend     (including
                Authorized   Outstanding       Par       Dividend      Dividend      Arrearage     dividend
                  Shares       Shares         Value     Requirement   Requirement    Per Share    arrearage)
                ----------   -----------   ----------   -----------   -----------   ----------   ------------
Series A          400,000      52,500      $       53   $   52,500    $  622,600    $   11.86    $1,147,600
Series D          400,000      93,000              93       55,800       585,000         6.29     1,119,750
Series F        1,000,000      43,417              43         --         189,871          --           --
                              -------      ----------   ----------    ----------                 ----------
                              188,917      $      189   $  108,300    $1,397,471                 $ ,267,350
                              =======      ==========   ==========    ==========                 ==========

SERIES A:

The Series A preferred stock provides for a 10% cumulative dividend, based on the $10 per share purchase price, payable annually in the Company's common stock or cash, at the Company's option. The Series A preferred stock is not convertible, and is redeemable solely at the Company's option at a price of $11 per share plus accrued dividends. The Series A preferred stockholders have voting rights equal to common stockholders.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series A preferred stock are entitled to receive out of the assets of the Company the sum of $10.00 per share of Series A preferred stock then outstanding, plus a sum equal to all dividends
(whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A preferred stock as to such payment or distribution.

                                      F-21

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

SERIES C:

During the year ended December 31, 2002, the Company sold Series C 15%
Convertible Preferred stock at $1.00 per share. These shares convert in one year. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then-current market price per share, or upon conversion, whichever is earlier. The conversion rate for shares, and accrued dividends payable, is 33.33 shares of common for each $1.00 of preferred stock and dividends payable, or $0.03 for each share of common stock. The Series C
Preferred stockholders have voting rights equal to the common stockholders. The
Series C preferred stock has no stated rights in the assets of the Company upon liquidation. During 2002, the Company sold 125,000 shares of Series C preferred stock. For each share of preferred stock purchased, the buyers also receive the right to receive an additional 33.33 shares of common stock upon conversion, as the market value of the stock was $0.015 at issuance.

SERIES D:

The Series D preferred stock provides for a 12% cumulative dividend, based on the $5 per share purchase price, payable semi-annually in the Company's common stock or cash, at the Company's option. The Series D preferred stock is not convertible, and is redeemable solely at the Company's option at a price of
$5.75 per share plus accrued dividends. The Series D Preferred stockholders have voting rights equal to the common stockholders.

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series D preferred stock are entitled to receive out of the assets of the Company the sum of all dividends
(whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or distribution, before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series D preferred stock as to such payment or distribution.

SERIES F:

In April 2003, management authorized the Company to raise up to $550,000 through a private placement by issuing 10% two-year convertible preferred instruments.
The preferred, designated as Series F, and provided for one million shares in total and can be convertible into shares of Water Chef's common stock at such time as the stockholders of the corporation approve an increase in the authorized capital stock of the corporation, which occurred on June 4, 2004. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then current market price per share, at the time of maturity, or upon conversion, whichever is earlier. The conversion rate for shares and accrued dividends payable is 40 shares of common for each share of preferred stock. The Series F convertible preferred stockholders have voting rights equal to the common stockholders. The Series F convertible preferred stock has no stated rights in the assets of the Company upon liquidation.

Although there was a discount upon the issuance of all of the Series F preferred stock in accordance with EITF 98-5, a security is not yet convertible if certain contingencies exist which are dependent upon the occurrence of a future event outside the control of the security holder. In this case, the shares can only be converted into common stock after the stockholders of the Company approve an increase in the authorized capital stock of the corporation. In accordance with
EITF 98-5, any beneficial conversion (discount) feature is measured at the commitment date, but will not be recognized as an adjustment to earnings until the contingency is resolved, (the date the increase in shares are approved). In
June 2004, the Company voted and approved a proposal to amend the Certificate of
Incorporation to increase the Company's authorized capital stock from
100,000,000 to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock. During June 2004, the Company recorded the deferred contingent beneficial conversion adjustment of $2,072,296 as a deemed dividend since the contingency was resolved.

In connection with Series F Preferred Stock conversions, the Company recorded dividends of $42,401 and $66,436 for each of the years ended December 31, 2006 and 2005, respectively.

                                      F-22

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

10. STOCK OPTION, STOCK APPRECIATION RIGHTS AND WARRANT GRANT PLAN

The Company's President and Director were issued in the aggregate 6,000,000 options to purchase common stock of the Company in January 2004. The total options granted may be converted to common stock at an exercise price of $0.25 and expire in five years. Those options were converted to stock appreciation rights [the "Conversion"] in November 2004. The Conversion consisted of
5,000,000 stock appreciation rights granted to the President which vest over 5 years and 1,000,000 stock appreciation rights granted to the director which vest over 2 years.

In March 1997, the Company, in connection with Bridge Loans for $375,000 issued warrants to purchase 2,500,001 shares of common stock at $.15 per share. These warrants had a life of five years and were to have expired in March 2002. For the year ended December 31, 2000, a total of 333,334 common shares were issued upon the exercise of a like number of warrants, for net proceeds of $50,000. Of the remaining 2,166,667 un-exercised warrants at March 2002, a total of
1,666,667 warrants had their lives extended for an additional two years until
March 2004 and then later for another twelve months until March 2005. The remaining balance of 500,000 warrants was not extended and, accordingly, they have expired. The extension of the exercise date was part of a settlement that the Company had reached with certain debenture holders that had brought legal action against the Company. In June 2005, the Company extended for the second time the life of the warrants for one year. The Company recorded an additional charge of $74,700, which has been included in the statements of operations.

The fair value of each stock option, or warrant granted, is estimated on the date of grant using the Black-Scholes option-pricing model. During the year ended December 31, 2005, the Company granted 433,000 warrants in connection with the Convertible Promissory Note and 883,000 warrants during the year ended
December 31, 2006.

The following tables illustrate the Company's warrant issuances and balances outstanding as of, and during the years ended December 31, 2006 and 2005:

                                                                    Shares
                                                 Underlying    Weighted Average
                                                  Warrants      Exercise Price
                                                ------------   -----------------
     Outstanding at December 31, 2004            1,666,667         $   0.15
          Granted                                  433,000             0.14
          Expired                                     --                --
          Exercised                                   --                --
                                                ------------   -----------------

     Outstanding at December 31, 2005            2,099,667         $   0.15
          Granted                                7,382,352             0.12
          Expired                               (1,666,667)           (0.15)
          Exercised                                   --                --
                                                ------------   -----------------

     Outstanding at December 31, 2006            7,815,352         $   0.12
                                                ============   =================

                                      F-23

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

The following is additional information with respect to the Company's warrants as of December 31, 2006:

               WARRANTS OUTSTANDING                    WARRANTS EXERCISABLE
  -----------------------------------------------   ----------------------------
                            Weighted
                             Average     Weighted
              Number of     Remaining     Average    Number of      Weighted
  Exercise   Outstanding   Contractual   Exercise   Exercisable      Average
   Price       Warrants       Life         Price     Warrants     Exercise Price
  --------   -----------   -----------   --------   -----------   --------------
   $0.09        882,352     2.8 years      $0.09       882,352       $0.09
   $0.10      4,000,000     2.4 years      $0.10     4,000,000       $0.10
   $0.14        433,000     1.8 years      $0.14       433,000       $0.14
   $0.15      2,500,000     2.4 years      $0.15     2,500,000       $0.15
              7,815,352                              7,815,352

11. LEASES

The Company's lease for its administrative facilities located in Glen Head, New
York is on a month to month basis. This lease terminated on March 31, 2006.

Rent expense, for the years ended December 31, 2006 and 2005 was $31,935 and
$30,189, respectively.

The Company entered into a month to month lease beginning April 2, 2007 in
Melville, New York for its administrative facilities.

12. LITIGATION

On July 14, 2006, Funding Group, Inc. filed a complaint with the Supreme Court of the State of New York in New York County seeking damages due to an alleged breach of contract related to a $25,000 loan made by the plaintiff to the
Company. On October 11, 2006, the Company filed a counter claim against Funding
Group, Inc. with the Supreme Court of the State of New York. The Company believes the complaint is without merit and intends to vigorously defend itself in these actions, and believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time.

13. INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, Accounting for Income
Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No.
109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

For the year ended December 31, 2006 and 2005, no provision for income taxes has been provided for, as a result of continued net operating losses. The Company is subject to certain state and local taxes based on capital. The state and local taxes based on capital were immaterial for each of the years ended December 31,
2006 and 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase of the valuation allowance.

The Company has net operating loss carry-forwards for federal income tax purposes totaling approximately $23,600,000 at December 31, 2006. These

                                      F-24

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

carry-forwards expire between the years 2009 through 2026. Utilization of these loss carry-forwards may be limited under Internal Revenue Code Section 382. The deferred tax asset arising from the net operating loss carry-forwards has been offset by a corresponding valuation allowance.

The valuation allowance primarily relates to the federal and state net operating losses for which utilization in future periods is uncertain. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. Based on projections for future taxable income over the periods that the deferred tax assets are deductible, the
Company believes it is more likely than not that the Company will not realize the benefits of these deductible differences in the near future and therefore a full valuation allowance of $8,750,000 is provided. The valuation allowance increased approximately $1,800,000 during 2006 related to increased net operating losses.

14. MAJOR CUSTOMERS

During the year ended December 31, 2006, the Company sold two systems to one customer and recognized revenues of $115,000. During the year ended December 31,
2005, the Company sold five systems to two customers and recognized revenue of
$260,000.

15. COMMITMENTS AND CONTINGENCIES

In January 1, 2004, the Company entered into a 5 year employment agreement with its Chief Executive Officer ("Employee"). The Company agreed to pay to the
Employee for the services to be rendered a base salary at an annual rate of three hundred and fifty thousand dollars. The Company granted to its employee a five-year option for 5,000,000 shares of the Company's outstanding common stock for an option price of $.25 per share. The option will vest in fifty equal, consecutive monthly increments of 100,000 shares each on the first day of each month beginning with January of 2004 and ending with February of 2008. Those options were converted to stock appreciation rights in November 2004. As of
December 31, 2006, approximately $471,600 was owed and is included on the balance sheet as part of accrued compensation. On January 29, 2007, the
Company's Chief Executive Officer resigned and surrendered his Stock
Appreciation Rights, any severance under his employment agreement, returned
20,000,000 shares of common stock, forgave $525,738 of notes payable and accrued interest and relinquished his rights to approximately $471,600 of unpaid and accrued salary. The Company will reclassify to equity in the first quarter ended
2007 approximately $471,600 for the relinquishment of his rights to the unpaid and accrued salary and $525,738 notes payable and accrued interest. The return of the shares will be recorded as a retirement and cancellation of the common stock. The cancellation of the stock appreciation rights did not have an accounting impact.

On March 9, 2004, the Company extended for two additional years the consulting agreement with a director. The Company agreed to increase his monthly payment to
$10,000 per month. The Company also gave him the right to purchase one million shares of the Company's common stock at a price of $0.25 per share, such right to vest at the rate of 50% per year. Those options were converted to stock appreciation rights in November 2004. For each of the years ended December 31,
2006 and 2005, the Company incurred a charge of $60,000 and $120,000 respectively, which has been included in the statement of operations as part of selling general and administrative costs. In addition, the director earned approximately $25,000 of director fees. On February 12, 2007 the director resigned from the Board of Directors and waived his rights to any accrued compensation owed to him by the Company. The Company will reclassify the debt of approximately $330,000 during the first quarter ended 2007 to equity for the relinquishment of his rights to the unpaid and accrued consulting and director fees.

16. CREDIT RISK

The Company maintains its cash in accounts with major financial institutions in the United States. From time to time, these balances may exceed the amounts of insurance provided on such deposits. As of December 31, 2006, there were no uninsured balances.

                                      F-25

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS
                                    CONTINUED

17. SUBSEQUENT EVENTS

In January 2007, David Conway resigned as President and Chief Executive Officer of the Corporation, and as a member of the Board of Directors. In February 2007,
Marshall Sterman resigned as a member of the Board of Directors.

In January 2007, Leslie J. Kessler was appointed as President of the Company. In connection with her employment, she is to receive a salary of $9,000 per month.
In addition, Ms. Kessler will be issued 2,000,000 shares of the Company's common stock and a warrant to purchase 2,000,000 shares of the Company's common stock.
The Company plans to implement a performance-based cash incentive plan for Ms.
Kessler as well. The complete terms of the employment agreement have not been finalized.

In February 2007, Ms. Kessler was appointed Chief Executive Officer and was elected to the Board of Directors.

In January 2007, Dr. Ronald W. Hart, Chairman of the Company's Board of
Scientific Advisors, was appointed to the Board of Directors of Water Chef, Inc.

Effective with David Conway's resignation, John J. Clarke became Chairman of the
Board, and upon Marshall Sterman's resignation he became Chairman of the Audit and Compensation Committees of the Board.

                                      F-26

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                  JUNE 30, 2007

                                     ASSETS

Current Assets:
   Cash                                              $   215,129
   Prepaid expenses and other current assets              30,685
                                                     -----------

     Total Current Assets                                245,814
                                                     -----------
Fixed Assets:
   Property and equipment - net of accumulated
    depreciation of $234                                  13,806
                                                     -----------

Other Assets
   Patents and trademarks - net of accumulated
    amortization of $11,579                               14,476
   Other assets                                            6,360
                                                     -----------

     Total Other Assets                                   20,836
                                                     -----------

Total Assets                                         $   280,456
                                                     ===========

See notes to condensed financial statements.

                                      F-27

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                             CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                  JUNE 30, 2007

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Accounts payable and accrued expenses                              $    401,099
   Accrued compensation                                                 135,000
   Accrued consulting and director fees                                 155,833
   Notes payable to officer and director (including
      accrued interest of $2,863)                                       102,863
   Notes payable (including accrued interest of $393,361)             1,001,314
   Fair value of detachable warrants and options                        501,800
   Fair value of embedded conversion options                            143,900
   Accrued dividends payable                                            190,084
                                                                   ------------

TOTAL CURRENT LIABILITIES                                             2,631,893
                                                                   ------------
COMMITMENTS AND CONTINGENCIES

Stockholder's Deficiency:
   Preferred stock - $.001 par value; 10,000,000 shares
      Authorized; 185,819 shares issued and outstanding,
      (liquidation preference $2,321,500)                                   186
   Common stock - $.001 par value; 340,000,000 shares
      authorized; 190,196,243 shares issued and
      190,191,843 shares outstanding                                    190,191
   Additional paid-in capital                                        25,333,677
   Treasury stock, at cost - 4,400 shares of common stock                (5,768)
   Deficit accumulated through December 31, 2001                    (14,531,596)
   Deficit accumulated during development stage                     (13,338,127)
                                                                   ------------

TOTAL STOCKHOLDERS' DEFICIENCY                                       (2,351,437)
                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                     $    280,456
                                                                   ============

See notes to condensed financial statements.

                                      F-28

                                                          WATER CHEF, INC.

                                      (A Development Stage Company Commencing January 1, 2002)

                                                 CONDENSED STATEMENTS OF OPERATIONS
                                                             (UNAUDITED)

                                                                                                                         For the
                                                                                                                          period
                                                                                                                        January 1,
                                                    For the Three Months Ended         For the Six Months Ended          2002 to
                                                             June 30,                          June 30,                  June 30,
                                                  ------------------------------    ------------------------------    -------------
                                                      2007              2006            2007             2006              2007
                                                  -------------    -------------    -------------    -------------    -------------
Sales                                             $        --      $        --      $        --      $     115,000    $     471,290
                                                  -------------    -------------    -------------    -------------    -------------

Cost of Sales                                             8,000           21,000           23,000           72,000          575,680

Selling,  General and  Administrative -
   Including  stock based  compensation of
   aa $503,838  and  $727,000 for the three
   months ended June 30, 2007 and 2006 and
   $503,838 and $767,699 for the six
   months ended June 30, 2007 and 2006,
   and $2,038,927 for the period January 1,
   2002 to June 30, 2007, respectively                  757,718          878,966          920,255        1,163,937        6,577,306

Non-Dilution Agreement Termination Cost                    --               --               --               --          2,462,453

Interest expense - Including interest
   expense to related parties of $2,466 and
   $5,967 for the three months ended June 30,
   2007 and 2006 and $2,863 and $11,934 for
   the six months ended June 30, 2007 and 2006,
   and $122,203 for the period January 1, 2002
   through June 30, 2007, respectively                   31,925           36,064          139,200          191,864        1,245,761

Financing Costs - Extension of Warrants                    --               --               --               --             74,700

Loss on Settlement of Debt                                 --               --               --               --          2,614,017

Interest Expense - Conversion Provision                 113,000          113,000          113,000

Change in fair value of warrants and
   embedded conversion option                           (94,100)          72,400           18,400          186,600          146,500
                                                  -------------    -------------    -------------    -------------    -------------
                                                        816,543        1,008,430        1,213,855        1,614,401       13,809,417
                                                  -------------    -------------    -------------    -------------    -------------

Net Loss                                               (816,543)      (1,008,430)      (1,213,855)      (1,499,401)     (13,338,127)

Deemed dividend on Preferred Stock                         --               --               --               --         (2,072,296)

Preferred Stock Dividends                                   (74)         (42,401)            (213)         (42,401)        (509,280)
                                                  -------------    -------------    -------------    -------------    -------------
                                                            (74)         (42,401)            (213)         (42,401)      (2,581,576)
                                                  -------------    -------------    -------------    -------------    -------------

Net Loss Applicable to Common Stockholders        $    (816,617)   $  (1,050,831)   $  (1,214,068)   $  (1,541,802)   $ (15,919,703)
                                                  -------------    -------------    -------------    -------------    -------------

Basic and Diluted Loss Per Common Share           $       (0.00)   $       (0.01)   $       (0.01)   $       (0.01)
                                                  -------------    -------------    -------------    -------------

Weighted Average Common Shares
   Outstanding - Basic and Diluted                  185,852,398      193,303,682      187,799,075      187,869,690
                                                  =============    =============    =============    =============                                                                     ===========      ===========      ===========      ===========

See notes to condensed financial statements.

                                                                F-29

                                                          WATER CHEF, INC.

                                      (A Development Stage Company Commencing January 1, 2002)

                                           CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                             (UNAUDITED)

                                                          Preferred Stock                 Common Stock
                                                 ----------------------------     ---------------------------     Additional
                                                     Shares         Amount         Shares         Amount            Paid-in
FOR THE SIX MONTHS ENDED JUNE 30, 2007           ------------    ------------     -----------    ------------       Capital
                                                                                                                 ------------
Balance - January 1, 2007                             188,917    $        189     198,977,497    $    198,977    $ 22,836,764

Proceeds from Sale of Common Stock:
     ($0.090 per share) May 10, 2007                     --              --         1,111,112           1,111          98,889
     ($0.083 per share) May 10, 2007                     --              --         2,409,640           2,409         197,591
     ($0.090 per share) May 31, 2007                     --              --           555,555             555          49,445
     ($0.083 per share) June 26, 2007                    --              --         1,203,080           1,203          98,797

Stock for compensation:
     ($0.110 per share) May 2, 2007                 2,500,000           2,500         272,500

Common stock issued in repayment of debt:
     ($0.132 per share) February 26, 2007                --              --           195,212             195          25,534
     ($0.111 per share) March 8, 2007                    --              --           234,165             234          25,571
     ($0.107 per share) March 14, 2007                   --              --           256,643             257          25,587
     ($0.099 per share) March 19, 2007                   --              --           262,650             263          25,608
     ($0.097 per share) March 23, 2007                   --              --           806,583             807          76,867
     ($0.095 per share) April 4, 2007                    --              --           546,901             547          51,354
     ($0.086 per share) May 1, 2007                      --              --           908,885             909          77,345

Stock for late payment penalty:
     ($0.100 per share) May 22, 2007                     --              --           100,000             100           9,900

Preferred stock converted to common stock:
     During the quarter ended March 31, 2007           (2,848)             (3)        113,920             114            (111)
     During the quarter ended June 30, 2007              (250)           --            10,000              10             (10)

Cancellation of debt for no consideration                --              --              --              --         1,327,321

Surrender and cancellation of common stock               --              --       (20,000,000)        (20,000)         20,000

Reclassification of derivative liability to              --              --              --              --           140,000
   equity upon conversion of debt

Reclassification of options to non employees to          --              --              --              --          (247,100)
   derivative liability

Reclassification of derivative liability to              --              --              --              --             3,200
   equity upon conversion of preferred stock

Amortization of warrants and option over the             --              --              --              --           218,838
   vesting period for employees and non
   employees

Preferred stock dividend                                 --              --              --              --              (213)

Net loss                                                 --              --              --              --              --
                                                 ------------    ------------     -----------    ------------    ------------

Balance - June 30, 2007                               185,819    $        186     190,191,843    $    190,191    $ 25,333,677
                                                 ============    ============     ===========    ============    ============

See notes to condensed financial statements.

                                                                F-30

                                                          WATER CHEF, INC.

                                      (A Development Stage Company Commencing January 1, 2002)

                                           CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                                             (UNAUDITED)
                                                             (CONTINUED)

                                                                                  Deficit         Deficit
                                                                                Accumulated     Accumulated
                                                                                 through          During          Total
                                                            Treasury Stock -   December 31,    Development      tockholders'
                                                                 at cost            2001            Stage        Deficiency
                                                            ----------------   -------------   -------------    ------------
FOR THE SIX MONTHS ENDED JUNE 30, 2007

Balance - January 1, 2007                                     $     (5,768)     $(14,531,596)   $(12,124,272)   $ (3,625,706)

Proceeds from Sale of Common Stock:
     ($0.090 per share) May 10, 2007                                  --                --              --           100,000
     ($0.083 per share) May 10, 2007                                  --                --              --           200,000
     ($0.090 per share) May 31, 2007                                  --                --              --            50,000
     ($0.083 per share) June 26, 2007                                 --                --              --           100,000

Stock for compensation:
     ($0.110 per share) May 2, 2007                                   --                --              --           275,000

Common stock issued in repayment of debt:
     ($0.132 per share) February 26, 2007                             --                --              --            25,729
     ($0.111 per share) March 8, 2007                                 --                --              --            25,805
     ($0.107 per share) March 14, 2007                                --                --              --            25,844
     ($0.099 per share) March 19, 2007                                --                --              --            25,871
     ($0.097 per share) March 23, 2007                                --                --              --            77,674
     ($0.095 per share) April 4, 2007                                 --                --              --            51,901
     ($0.086 per share) May 1, 2007                                   --                --              --            78,254

Stock for late payment penalty:
     ($0.100 per share) May 22, 2007                                  --                --              --            10,000

Preferred stock converted to common stock:
     During the quarter ended March 31, 2007                          --                --              --              --
     During the quarter ended June 30, 2007                           --                --              --              --

Cancellation of debt for no consideration                             --                --              --         1,327,321

Surrender and cancellation of common stock                            --                --              --              --

Reclassification of derivative liability to                           --                --              --           140,000
   equity upon conversion of debt

Reclassification of options to non employees to                       --                --              --          (247,100)
   derivative liability

Reclassification of derivative liability to                           --                --              --             3,200
   equity upon conversion of preferred stock

Amortization of warrants and option over the                          --                --              --           218,838
   vesting period for employees and non
   employees

Preferred stock dividend                                              --                --              --              (213)

Net loss                                                              --                --        (1,213,855)     (1,213,855)
                                                              ------------      ------------    ------------    ------------
Balance - June 30, 2007                                       $     (5,768)     $(14,531,596)   $(13,338,127)   $ (2,351,437)
                                                              ============      ============    ============    ============

See notes to condensed financial statements.

                                                                F-31

                                                          WATER CHEF, INC.

                                      (A Development Stage Company Commencing January 1, 2002)

                                                 CONDENSED STATEMENTS OF CASH FLOWS
                                                             (UNAUDITED)

                                                                                                                  For the Period
                                                                                                                     January 1,
                                                                                 For the Six Months Ended June     2002 to June
                                                                                              30,                       30,
                                                                                 -----------------------------    ---------------
                                                                                      2007            2006             2007
                                                                                 ------------     ------------    ---------------
Cash Flows from Operating Activities:
     Net loss                                                                    $ (1,213,855)    $ (1,499,401)    $(13,338,127)
     Adjustments to reconcile net loss to net cash used in operating activities:
          Depreciation                                                                    234             --                234
          Amortization of patents                                                         927              927           10,197
          Interest expense - deferred financing                                         4,687            4,687           15,000
          Stock-based compensation                                                    503,838          767,699        2,048,927
          Interest expense - conversion provision                                     113,000             --            113,000
          Accretion of debt discount                                                   69,800          112,800          362,320
          Change in fair value of warrants and embedded conversion                          0
              option                                                                   18,400          186,600           146,50
          Loss on settlement of debt                                                     --               --          2,614,017
          Non-dilution agreement termination cost                                        --               --          2,462,453
          Inventory reserve                                                              --               --            159,250
          Write-off of stock subscription receivable                                     --               --             21,800
          Financing cost - warrant extension                                             --               --             74,700
     Changes in assets and liabilities:
          Inventory                                                                      --             30,000             --
          Prepaid expenses and other current assets                                   (11,403)           2,394           25,815
          Security deposits                                                            (3,198)            --             (3,198)
          Accounts payable, accrued expenses and other current
              liabilities, accrued compensation, accrued consulting
              and director fees, accrued dividends and customer
              deposits                                                                136,661         (189,381         1,534,65
                                                                                 ------------     ------------     ------------

              Net Cash Used in Operating Activities                                  (380,909)        (583,675)      (3,752,460)
                                                                                 ------------     ------------     ------------

Cash Flows from Investing Activities:
     Purchase of property and equipment                                               (14,040)            --            (14,040)
                                                                                 ------------     ------------     ------------
              Net Cash Used in Investing Activities                              $    (14,040)    $       --       $    (14,040)
                                                                                 ============     ============     ============

See notes to condensed financial statements.

                                                                F-32

                                                          WATER CHEF, INC.

                                      (A Development Stage Company Commencing January 1, 2002)

                                                 CONDENSED STATEMENTS OF CASH FLOWS

                                                             (UNAUDITED)

                                                                                                            For the Period
                                                                     For the Six Months Ended June 30,      January 1, 2002
                                                                     ---------------------------------       to June 30,
                                                                          2007                 2006              2007
                                                                     -----------         -------------       -----------
Cash Flows from Financing Activities:
     Stock subscription receivable                                   $      --           $      --           $    65,700
     Proceeds from sale of preferred stock                                  --                  --             1,130,127
     Proceeds from sale of common stock                                  450,000             540,000           1,990,560
     Proceeds from sale of common stock to be issued                        --                  --               200,000
     Deferred financing costs                                               --                  --               (15,000)
     Proceeds from convertible promissory notes                             --                  --               550,000
     Proceeds from officers and directors loans                          100,000                --               100,000
     Repayment of notes payable                                          (39,638)            (15,962)            (75,269)
                                                                     -----------         -----------         -----------

              Net Cash Provided by Financing Activities                  510,362             524,038           3,946,118
                                                                     -----------         -----------         -----------

Net Increase (Decrease) in Cash                                          115,413             (59,637)            179,618

Cash at Beginning of Period                                               99,716             244,595              35,511
                                                                     -----------         -----------         -----------

Cash at End of Period                                                $   215,129         $   184,958         $   215,129
                                                                     ===========         ===========         ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid during the period for:
              Interest                                               $      --           $      --           $   356,931
                                                                     ===========         ===========         ===========

Supplemental Disclosures of Non-Cash INVESTING AND
     FINANCING ACTIVITIES

Compensation satisfied by issuance of common stock                   $      --           $      --           $    55,250
                                                                     ===========         ===========         ===========

     Common stock issued in satisfaction of liabilities              $   311,078         $    48,485         $ 6,675,362
                                                                     ===========         ===========         ===========

     Reclassification of derivative liabilities upon
          conversion of debt                                         $   140,800         $      --           $   508,800
                                                                     ===========         ===========         ===========

     Reclassification of equity instruments to liabilities           $   247,100         $      --           $   536,000
                                                                     ===========         ===========         ===========

     Reclassification of derivative liabilities upon
          conversion of preferred stock                              $     3,200         $      --           $     3,200
                                                                     ===========         ===========         ===========

     Cancellation of debt for no consideration                       $ 1,327,321         $      --           $ 1,327,321
                                                                     ===========         ===========         ===========

See notes to condensed financial statements.

                                                                F-33

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1:     DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware corporation currently engaged in the design and marketing of water purification equipment both inside and outside the United States.  The Company's corporate headquarters are located in Melville, New York.

NOTE 2:     BASIS OF PRESENTATION AND ACCOUNTING POLICIES

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of
America for interim financial information. Accordingly, these interim financial statements do not include all of the information and footnotes required for annual financial statements. In the opinion of management, all adjustments
(consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included.

The operating results for the six-month period ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending
December 31, 2007. These financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Annual
Report on Form 10-KSB, filed on March 30, 2007, for the year ended December 31,
2006 and elsewhere in this filing.

DEVELOPMENT STAGE COMPANY

The Company is in the development stage as defined by Statement of Financial
Accounting Standards ("SFAS") Statement No. 7, "Accounting and Reporting for
Development Stage Companies." To date, the Company has generated limited sales and has devoted its efforts primarily to developing its products, implementing its business and marketing strategy and raising working capital through equity financing or short-term borrowings.

REVENUE RECOGNITION

The Company recognizes its revenues when the product is shipped and or title passes and collection is reasonably assured.

STOCK BASED COMPENSATION

Effective January 1, 2006, the Company adopted SFAS 123R which replaces SFAS
123, "Accounting for Stock-Based Compensation" and supersedes Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."
SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Pro forma disclosure is no longer an alternative to financial statement recognition.

NOTE 3:     GOING CONCERN

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring losses from operations, an accumulated deficit since its inception of approximately $27,870,000 and has a working capital deficiency of approximately
$2,386,000 at June 30, 2007. These conditions raise substantial doubt about the
Company's ability to continue as a going concern. Management's plans with respect to these matters include restructuring its existing debt, settling its existing debt by issuing shares of its common stock and raising additional capital through future issuance of stock and or debentures. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its product, marketing plan and distribution network. The accompanying condensed financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                                      F-34

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 4:     RECENT ACCOUNTING STANDARDS

In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid
Financial Instruments - an amendment of FASB Statements No. 133 and 140" ("SFAS
155"). SFAS 155 resolves issues addressed in SFAS 133 Implementation Issue No.
D1, "Application of Statement 133 to Beneficial Interests in Securitized
Financial Assets." The requirements in SFAS 155 are effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations or cash flows.

NOTE 4:     RECENT ACCOUNTING STANDARDS (Continued)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements"
("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the
U.S., and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after
November 15, 2007, with earlier application encouraged. Any cumulative effect will be recorded as an adjustment to the opening accumulated deficit balance, or other appropriate component of equity. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations or cash flows.

In September 2006, the SEC staff issued Staff Accounting Bulleting ("SAB") No.
108, Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 was
issued in order to reduce the diversity in practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years' financial statements. SAB 108 is effective for fiscal year 2007. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for
Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The FASB has indicated it believes that SFAS 159 helps to mitigate this type of accounting-induced volatility by enabling companies to report related assets and liabilities at fair value, which would likely reduce the need for companies to comply with detailed rules for hedge accounting. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.

SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, "Disclosures about Fair Value of
Financial Instruments." SFAS 159 is effective for the Company as of the beginning of fiscal year 2009 the adoption of this pronouncement is not expected to have an impact on the Company's financial position, results of operations or cash flows.

In December 2006, the FASB approved FASB Staff Position (FSP) No. EITF 00-19-2,
"Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"), which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with
SFAS No. 5, "Accounting for Contingencies." FSP EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. The guidance in FSP EITF 00-19-2 amends FASB Statements No. 133, "Accounting for
Derivative Instruments and Hedging Activities," and No. 150, "Accounting for

                                      F-35

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Certain Financial Instruments with Characteristics of both Liabilities and
Equity," and FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure
Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of
Others," to include scope exceptions for registration payment arrangements.

FSP EITF 00-19-2 is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance date of this FSP, or for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years, for registration payment arrangements entered into prior to the issuance date of this FSP. The adoption of this pronouncement did not have an impact on the Company's financial position, results of operations or cash flows.

Effective January 1, 2007, the Company adopted the provisions of FASB
Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an
interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.
Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits." A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN 48.

NOTE 4:     RECENT ACCOUNTING STANDARDS (Continued)

In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as
"Interest expense, net" in the consolidated statements of operations. Penalties would be recognized as a component of "General and administrative expenses."

In many cases the Company's uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. The Company files income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2003.

The adoption of the provisions of FIN 48 did not have a material impact on the
Company's financial position and results of operations. As of June 30, 2007, no liability for unrecognized tax benefits was required to be recorded.

The Company recognized a deferred tax asset of approximately $8 million as of
June 30, 2007, primarily relating to net operating loss carry-forwards of approximately $24 million through 2006, available to offset future taxable income.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. At present, the Company does not have a sufficient history of income to conclude that it is more likely than not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established in the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance net of appropriate reserves.

                                      F-36

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5:     CONVERTIBLE PROMISSORY NOTES

On October 17, 2006, the Company entered into a Convertible Promissory Note for proceeds of $300,000. The loan has a stated interest rate of 8% per annum and matured on February 17, 2007. The Company issued a warrant for 882,352 shares of the Company's common stock, exercisable at $0.085 per share and has a life of three years. The warrant has a cashless exercise provision. The note and accrued interest are convertible at any time after the maturity date into shares of the
Company's common stock at a conversion price equal to the current market price multiplied by eighty-five percent. After the maturity date, the lender converted
$300,000 of principal and $11,078 of interest to 3,211,039 shares of common stock during the six months ended June 30, 2007 in full satisfaction of the note plus accrued interest

The Convertible Promissory Note agreement required the Company to file a registration statement no later than thirty business days from the date of the agreement for no less than the amount of subscribed shares, and to cause the registration statement relating to the registrable securities to become effective the earlier of five business days after notice from the Securities and
Exchange Commission that the registration statement may be declared effective, or one hundred twenty days.

The Convertible Promissory Note agreement included a liquidated damages clause, which stipulates if the registration statement is not filed by the filing date or declared effective by the effective date, then upon failure of either event the subscriber shall be entitled to liquidated damages, payable in cash, in the sum of one percent (1%) of the principal amount of the Note:

(a) for each 30 day period after the filing date the transpires until the date that the Company files the registration statement, and

(b) for each 30 day period after the effective date that transpires until such date as the registration statement is declared effective.

The Company accounted for the above transaction in accordance with EITF issue
No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially Settled in, a Company's Own Stock." The Company has determined that there is an embedded conversion option of the warrants and derivative liabilities. Accordingly, the warrants and the embedded conversion option are recorded at fair market value and marked to market through earnings at the end of each reporting period.

The gross proceeds of $300,000 were recorded net of a discount of $174,200. The debt discount consisted of $12,800 related to the warrants and $161,400 related to the embedded conversion option. During the six months ended June 30, 2007 the
Company charged to interest expense $69,800 for the accretion of the debt discount.

NOTE 5:     CONVERTIBLE PROMISSORY NOTES (Continued)

The warrants and the embedded conversion option were accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and
Potentially Settled in, a Company's Own Stock" and EITF 05-4, View A "The Effect
of a Liquidated Damages Clause on a Freestanding Financial Instrument." Due to
certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities.

Accordingly, the warrants and the embedded conversion option were marked to market through earnings at the end of each reporting period. The Company determined that the value of the registration rights was deemed to be de minimis and the related registration statement became effective in January 2007. The warrants and the conversion option are valued using the Black-Scholes valuation model.

                                      F-37

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The Convertible Promissory Note was secured by 4,000,000 shares of the Company's common stock held by an officer of the Company. The security shares were returned upon the registration of the common stock underlying the convertible debenture.

Under accounting guidance provide by EITF 00-19, the conversion price of the convertible promissory note did not have a determinable number of shares the note could be settled in. As a result, previously granted warrants as well as the embedded conversion option of the Series F Convertible Preferred Stock were required to be reclassified from equity and presented as a derivative liability.
Accordingly, the warrants, options and conversion option will be marked to market through earnings at the end of each reporting period.

NOTE 6:     NET LOSS PER SHARE OF COMMON STOCK

Basic loss per share was computed using the weighted average number of outstanding common shares. Diluted loss per share includes the effect of dilutive common stock equivalents from the assumed exercise of options, warrants, convertible preferred stock and convertible notes. Common stock equivalents were excluded in the computation of diluted loss per share since their inclusion would be anti-dilutive. Total shares issuable upon the exercise of warrants and conversion of preferred stock for the six months ended June 30,
2007 and 2006 were 20,274,384 and 8,666,720, respectively.

NOTE 7:     STOCKHOLDERS' DEFICIENCY

Debt

      During the six months ended June 30, 2007, the Company issued 3,211,039 shares of common stock for $300,000 of debt principal and $11,078 of accrued interest.

Conversion of preferred stock into common stock

      During the six months ended June 30, 2007, the Company issued 123,920 shares of common stock in connection with the conversion of 3,098 shares of preferred stock.

Cash

      During the six months ended June 30, 2007, the Company raised $450,000 through the sale of 5,279,387 shares of common stock.

Services

      During the six months ended June 30, 2007, the Company issued 100,000 shares of common stock in satisfaction of a late payment penalty to one of its note holders. The Company recorded a charge of $10,000.

      During the six months ended June 30, 2007, the Company issued 2,500,000 shares of common stock to two management employees for services. The
      Company incurred a stock based compensation charge of $275,000.

      During the six months ended June 30, 2007, the Company granted 9,100,000 warrants to various employees and consultants for services. Of this amount
      4,100,000 warrant shares fully vested on the date of the grant, and the balance vest over the life of the grant. Each of the warrants has a life of three years, and is exercisable at $0.11 to $0.1175 per share. The
      Company incurred a stock based compensation charge of $218,838.

                                      F-38

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 7:     STOCKHOLDERS' DEFICIENCY (continued)

Relinquishment of common stock

      Effective with his resignation as President and Chief Executive Officer, on January 29, 2007 David Conway returned to the Company 20,000,000 shares of common stock owned by him and his affiliates. The return of the shares was recorded as a retirement and cancellation of the common stock.

NOTE 8:     RELATED PARTY TRANSACTIONS

On January 29, 2007, the Company's President and Chief Executive Officer
resigned and surrendered his stock appreciation rights, any severance under his employment agreement, returned 20,000,000 shares of common stock, forgave
$525,738 of notes payable and accrued interest, and relinquished his rights to
$471,583 of unpaid and accrued salary.

The Company reclassified the accrued compensation, notes payable and accrued interest to equity. The return of the shares was recorded as a retirement and cancellation of the common stock. The cancellation of the stock appreciation rights did not have an accounting impact.

On February 12, 2007, Marshall S. Sterman resigned from the Board of Directors and waived his rights to any accrued consulting and director fees owed to him by the Company. The Company reclassified the debt of $330,000 during the six months ended June 30, 2007 to equity.

In January 2007, Leslie J. Kessler was appointed as President of the Company. In connection with her employment, she is to receive a salary of $9,000 per month.
In addition, Ms. Kessler will be issued 2,000,000 shares of the Company's common stock and a warrant to purchase 2,000,000 shares of the Company's common stock.
The warrants are exercisable at $0.11 per share, have a life of three years and vest over two years. In addition, the employment agreement provides for certain performance-based cash incentives. During the six months ended June 30, 2007, the Company issued the 2,000,000 shares of common stock at a value of $220,000 and granted the warrants at a value of $125,200. The warrants were valued using the Black-Scholes option valuation model.

In March 2007, the Chief Executive Officer and a Director each made bridge loans of $50,000 to the Company. The loans pay simple interest at the rate of 10% per annum and are due and payable in 90 days.

The loans to the Chief Executive Officer and the Director carry an option that if the loans are not repaid by June 14, 2007 and June 29, 2007, respectively, such option will entitle the lenders to convert their debt to common stock at a price equal to 50% of the average closing price of the Company's common stock over the three previous business days before demand for conversion is made. The
Company recorded a charge of $113,000 during the second quarter ended June 30,
2007 for the embedded conversion option.

NOTE 9:     MAJOR CUSTOMERS / CREDIT RISK

During the six months ended June 30, 2007, the Company had no sales. During the six months ended June 30, 2006, the Company sold two units to one customer and recognized revenues of $115,000.

The Company maintains cash deposits with financial institutions, which from time to time may exceed federally insured limits. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

                                      F-39

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 10:    CONTINGENCIES

On July 14, 2006, Funding Group, Inc. filed a complaint with the Supreme Court of the State of New York in New York County seeking damages due to an alleged breach of contract related to a $25,000 loan made by the plaintiff to the
Company. On October 11, 2006, the Company filed a counter claim against Funding
Group, Inc. with the Supreme Court of the State of New York. The Company believes the complaint is without merit and intends to vigorously defend itself in these actions, and believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time.

NOTE 11:    SUBSEQUENT EVENTS

On September 5, 2007, Terry Lazar was appointed as the Company's Chief Financial
Officer. The Company is negotiating the terms of Mr. Lazar's employment agreement and expects to finalize the terms during the fourth quarter ended
2007.

On September 7, 2007, the Company entered into an agreement with Southridge
Partners LP and Southshore Capital Fund Ltd., dated as of August 27, 2007, pursuant to which the Company entered into convertible notes in the aggregate of
$250,000 at an interest rate of 10% per annum. In addition the Company issued
1,384,786 warrants to purchase common stock at an exercise price of $0.096 per share. The notes mature on March 5, 2008. The holders of the notes are entitled to convert all or a portion of the notes into shares of common stock at a conversion price equal to the lower of $0.12 per share or 82.5% of the average of the three lowest closing bid prices for the 10 trading days immediately preceding the conversion date The notes and warrants provide the rights of the holders to convert its note or exercise its warrant is limited to such actions that will not result in the holder being the beneficial owner of more than 4.99%
of the Company's outstanding common stock at that time.

Under the terms of the agreement the Company is required to file a registration statement covering the resale of the shares issuable under the agreement by
October 17, 2007 and to obtain an effective registration statement by December
16, 2007. If the Company is unable to file a registration statement by October
17, 2007, the Company will incur penalties of 1% per month of the principal balance prior to filing the registration statement. If the Company is unable to have the registration statement declared effective, the Company will incur penalties of 2% per month of the principal balance.

The agreement provides that the lenders are obligated to loan the Company an additional amount of $150,000 when the registration statement is declared effective. The maturity date of that loan will be 180 days after the second closing. The investors will also be issued warrants to purchase a proportionate number of shares of the Company's common stock. The exercise price of the warrants issued on the second closing date will be based on the closing bid price of the Company's common stock immediately before that closing. The substantive terms and conditions of the notes and warrants to be issued on the second closing date will be same as those in the notes and warrants issued on
September 7, 2007.

On September 7, 2007, the Company entered into a private equity credit agreement
(the "Equity Agreement") with Brittany Capital Management Limited pursuant to which the Company may, at its discretion, periodically sell to Brittany Capital
Management Limited shares of the Company's common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the
Equity Agreement, Brittany Capital Management Limited will pay the Company 94%
of the three lowest closing bid prices during the valuation period of the
Company's common stock for the 5 trading days immediately following the notice date. Brittany Capital Management Limited's obligation to purchase shares of the
Company's common stock under the Equity Agreement is subject to certain conditions, including volume limitations, the Company obtaining an effective registration statement for shares of common stock sold under the Equity
Agreement and, among other things, is limited to purchases that will not result in Brittany Capital Management Limited's being the beneficial owner of more than
4.99% of the Company's outstanding common stock at that time.

                                      F-40

                                WATER CHEF, INC.

            (A Development Stage Company Commencing January 1, 2002)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Under the terms of the equity agreement the Company is required to file a registration statement and obtain its effectiveness prior to issuing any shares under the equity agreement. Should the Company not maintain the effectiveness of the registration statement the Company will be obligated to pay damages of 2%
per month of the cost of the outstanding shares held by Brittany Capital
Management Limited.

On September 28, 2007, the Company granted a cashless exercise provision for
6,000,000 of warrants previously granted to the Chief Executive Officer. There was no accounting impact for this provision.

The Company entered into a month to month lease beginning on October 1, 2007 in
Essex, Connecticut for its showroom and assembly facility. The cost of the lease is for approximately $1,500 per month and has a term of one year with two options to extend the lease an additional year.

On October 5, 2007, the Company entered into a consulting agreement effective
January 1, 2007 for services in connection with international marketing. The term of the agreement is for three years and the Company will provide consideration of $8,000 per month. The agreement provided the consultant a cashless exercise provision for 2,000,000 of previously granted warrants. There was no accounting impact for this provision.

On October 11, 2007, the Company entered into a settlement agreement with
Occidental Engineering Consultants Limited ("Occidental") pursuant to which, among other things, the Company is obligated to make payments of $75,000 on, or before, each of December 31, 2007 and June 30, 2008 and to issue 2,500,000 million shares of common stock to Occidental as settlement for a secured promissory note, dated May 4, 2001, in the original principal amount of
$400,000.

                                      F-41

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The
Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.1 of the Registrant's amended and restated bylaws and Section 8 of our restated certificate of incorporation provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

      The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, officers, employees and other agents against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the Securities and Exchange
Commission ("SEC") registration fee, all amounts shown are estimates.

SEC registration fee                                $       35.42
Legal fees and expenses                                 10,000.00
Accounting fees and expenses                             5,000.00
Miscellaneous expenses                                   4,964.58
                                                    -------------
            Total                                   $   20,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

----------------------------------------------------------------------------------------------------------------------------
                                         Price Per                                               Date of          # of
Purchaser                                 Share           Purchase Amount       Class            Purchase         Shares
----------------------------------------------------------------------------------------------------------------------------
WW Trading Int'l                          $0.075        Comp. Commissions -     Common           10/06/2004       200,000
                                                              $15,000
----------------------------------------------------------------------------------------------------------------------------
Annette Hunter                            $0.075        Comp. Commissions -     Common           10/06/2004       100,000
                                                              $7,500
----------------------------------------------------------------------------------------------------------------------------

                                                            II-1

----------------------------------------------------------------------------------------------------------------------------
                                         Price Per                                               Date of          # of
Purchaser                                 Share           Purchase Amount       Class            Purchase         Shares
----------------------------------------------------------------------------------------------------------------------------
Rudolf Schindler                          $0.10        Comp. Accrued Payroll    Common           10/29/2004       311,100
                                                             - $31,110
----------------------------------------------------------------------------------------------------------------------------
WW Trading Int'l                          $0.08              $25,000            Common           10/29/2004       312,500
----------------------------------------------------------------------------------------------------------------------------
Raimind Irni                              $0.05         Commission - $1,000     Common           11/15/2004        20,000
----------------------------------------------------------------------------------------------------------------------------
Nachum Lis                                $0.05              $40,000            Common           11/16/2004       800,000
----------------------------------------------------------------------------------------------------------------------------
Lyons Capital Partners                    $0.08              $50,000            Common           11/16/2004       625,000
-----------------------------------------------------------------------------------------------------------------------------
Jason Lyons                               $0.08         Commission - $5,000     Common           11/24/2004        62,500
-----------------------------------------------------------------------------------------------------------------------------
Richard Barsom                            $0.08        Comp. Mktg Services -    Common           11/24/2004       150,000
                                                              $12,000
----------------------------------------------------------------------------------------------------------------------------
Rudolf W. Schindler                       $0.155       Comp./Accrued Payroll    Common           12/17/2004       100,000
                                                             - $15,500
----------------------------------------------------------------------------------------------------------------------------
Leonard Cohen                             $0.10              $35,000            Common           12/17/2004       350,000
----------------------------------------------------------------------------------------------------------------------------
Haichel Esther                            $0.10              $40,000            Common           12/17/2004       400,000
----------------------------------------------------------------------------------------------------------------------------
Lyons Capital Group LLC                   $0.05         Commission - $5,000     Common            3/21/2005       100,000
----------------------------------------------------------------------------------------------------------------------------
Leonard Cohen                             $0.05              $10,000            Common            3/21/2005       200,000
----------------------------------------------------------------------------------------------------------------------------
The Resnick Druckman Group LLC            $0.10        Comp. for Accounting     Common            3/21/2005       130,000
                                                          Fees - $13,000
----------------------------------------------------------------------------------------------------------------------------
Segoes Trading                            $0.08              $40,000            Common             4/18/05        500,000
----------------------------------------------------------------------------------------------------------------------------
Haichel Esther                             $.05        Commission - $10,000     Common             5/12/05        200,000
----------------------------------------------------------------------------------------------------------------------------
WWD Intl. Trading                         $0.08              $25,000            Common             7/6/05         312,500
----------------------------------------------------------------------------------------------------------------------------
LMWW FBO J. Kyle Bass IRA                 $0.10             $20.000             Common             7/6/05          200.000
----------------------------------------------------------------------------------------------------------------------------
Hayman Partners                           $0.10              $30,000            Common             7/6/05         300,000
----------------------------------------------------------------------------------------------------------------------------
Ian Wallace                               $0.10              $25,000            Common             7/7/05         250,000
----------------------------------------------------------------------------------------------------------------------------
H. Partners                               $0.10              $25,000            Common             7/8/05         250,000
----------------------------------------------------------------------------------------------------------------------------
Steven Kessler                            $0.07              $25,000            Common             7/11/05        357,143
----------------------------------------------------------------------------------------------------------------------------
4 Clean Waters Ltd                        $0.07          Reduction of note      Common             7/11/05        571,428
                                                         payable - $40,000
----------------------------------------------------------------------------------------------------------------------------

                                                            II-2

----------------------------------------------------------------------------------------------------------------------------
                                         Price Per                                               Date of          # of
Purchaser                                 Share           Purchase Amount       Class            Purchase         Shares
----------------------------------------------------------------------------------------------------------------------------
Samuel Glass                              $0.07              $25,000            Common             7/11/05        357,143
----------------------------------------------------------------------------------------------------------------------------
WWD Trading Intl.                         $0.07              $30,000            Common             8/2/05         200,000
----------------------------------------------------------------------------------------------------------------------------
William Duncan                            $0.07              $16,000            Common             8/4/05         228,571
----------------------------------------------------------------------------------------------------------------------------
Salvatore LoBue                           $0.07              $27,625            Common            10/21/05        394,643
----------------------------------------------------------------------------------------------------------------------------
Anthony Giambrone                         $0.07              $48,000            Common            10/21/05        685,714
----------------------------------------------------------------------------------------------------------------------------
Roger Borsett                             $0.06         Commission - $7,500     Common            10/21/05        125,000
----------------------------------------------------------------------------------------------------------------------------
Resnick Druckman Group LLC                $0.05        Comp. for Accounting     Common            10/21/05        132,500
                                                           Fees - $6,625
----------------------------------------------------------------------------------------------------------------------------
Occidental Engr. Consult.                N/A           Defer demand for note    Common             11/1/05        100,000
                                                              payable
----------------------------------------------------------------------------------------------------------------------------
Salvatore LoBue                           $0.07              $24,335            Common            11/08/05        347,643
----------------------------------------------------------------------------------------------------------------------------
Simplified Employee Pension FBO           $0.075             $35,000            Common            11/23/05        466,667
Laura A. Fonseca
----------------------------------------------------------------------------------------------------------------------------
James K. Tse                              $0.065             $25,000            Common            11/29/05        384,616
----------------------------------------------------------------------------------------------------------------------------
KML                                       $0.05              $30,000            Common            12/14/05        600,000
----------------------------------------------------------------------------------------------------------------------------
Max Ollech                                $0.05              $50,000            Common            12/14/05      1,000,000
----------------------------------------------------------------------------------------------------------------------------
Raimond Irni                              $0.05         Commission - $7,500     Common            12/14/05        150,000
----------------------------------------------------------------------------------------------------------------------------
Southridge Partners LP                    $0.11              $48,485            Common             2/7/05         438,785
----------------------------------------------------------------------------------------------------------------------------
Robert Kaszovitz                          $0.07              $91,000            Common             3/20/06      1,300,000
----------------------------------------------------------------------------------------------------------------------------
Abraham Kaszovitz                         $0.07              $17,500            Common             3/20/06        250,000
----------------------------------------------------------------------------------------------------------------------------
Isaac Kaszovitz                           $0.07              $17,500            Common             3/20/06        250,000
----------------------------------------------------------------------------------------------------------------------------
Jacob Kaszovitz                           $0.07              $17,500            Common             3/20/06        250,000
----------------------------------------------------------------------------------------------------------------------------
Akiva Kaszovitz                           $0.07              $17,500            Common             3/20/06        250,000
----------------------------------------------------------------------------------------------------------------------------
Chumie Kaszovitz                          $0.07              $17,500            Common             3/20/06        250,000
----------------------------------------------------------------------------------------------------------------------------
Schaul Neumann                            $0.07              $17,500            Common             3/20/06        250,000
----------------------------------------------------------------------------------------------------------------------------
Max Ollech                                $0.07              $56,000            Common             3/20/06        800,000
----------------------------------------------------------------------------------------------------------------------------

                                                            II-3

----------------------------------------------------------------------------------------------------------------------------
                                         Price Per                                               Date of          # of
Purchaser                                 Share           Purchase Amount       Class            Purchase         Shares
----------------------------------------------------------------------------------------------------------------------------
Resnick Druckman Group                    $0.06        Comp. for Accounting     Common             3/20/06        250,000
                                                          Fees - $15,000
----------------------------------------------------------------------------------------------------------------------------
Southridge Partners LP                    $0.08              $51,403            Common             3/24/06        614,131
----------------------------------------------------------------------------------------------------------------------------
Southridge Partners LP                    $0.08             $156,574            Common             4/5/06       1,959,631
----------------------------------------------------------------------------------------------------------------------------
Robert Kaszovitz                          $0.065             $90,000            Common             5/5/06       1,384,615
----------------------------------------------------------------------------------------------------------------------------
Max Ollech                                $0.065             $90,000            Common             5/5/06       1,384,615
----------------------------------------------------------------------------------------------------------------------------
Shaul Kochan                              $0.10             $100,000            Common             5/5/06       1,000,000
----------------------------------------------------------------------------------------------------------------------------
Raimond Irni                              $0.067       Commission - $30,000     Common             5/5/06         450,000
----------------------------------------------------------------------------------------------------------------------------
John J. Clarke                            $0.15          Compensation for       Common             6/6/06          75,000
                                                      Board service - $11,250
----------------------------------------------------------------------------------------------------------------------------
Marshall S. Sterman                       $0.15          Compensation for       Common             6/6/06          75,000
                                                      Board service - $11,250
----------------------------------------------------------------------------------------------------------------------------
Ronald W. Hart                            $0.15          Compensation for       Common             6/6/06          75,000
                                                      Advisory Board service
                                                             - $11,250
----------------------------------------------------------------------------------------------------------------------------
Occidental Engineering Consultants        $0.08            Forebearance         Common             6/6/06       3,000,000
                                                       Agreement - $242,880
----------------------------------------------------------------------------------------------------------------------------
Jonathan McDermott                        $0.10              $10,000            Common             6/12/06        100,000
----------------------------------------------------------------------------------------------------------------------------
KML                                       $0.07              $28,000            Common             8/2/06         400,000
----------------------------------------------------------------------------------------------------------------------------
Dwight Grader                             $0.089             $50,000            Common             5/1/07         555,556
----------------------------------------------------------------------------------------------------------------------------
Michael Florman                           $0.089             $50,000            Common             5/1/07         555,556
----------------------------------------------------------------------------------------------------------------------------
Jeffrey Morowitz                          $0.0829           $100,000            Common             5/7/07       1,204,820
----------------------------------------------------------------------------------------------------------------------------
John Twomey                               $0.0829           $100,000            Common             5/8/07       1,204,820
----------------------------------------------------------------------------------------------------------------------------
Don Finely                                $0.09              $50,000            Common             5/29/07        555,555
----------------------------------------------------------------------------------------------------------------------------
John Twomey                               $0.083            $100,000            Common             6/18/07      1,203,080
-------------------------------------- ------------- -------------------------- -------------- ---------------- ------------

      The Company issued these shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and
Regulation D promulgated there under. These shares were offered to less than 35
"non-accredited" investors and were purchased for investment purposes with no view to resale.

                                      II-4

ITEM 27.  EXHIBITS.

      (a)   Exhibits:

Number     Description of Exhibit
---------  ---------------------------------------------------------------------
   3.1     Amended and Restated By-Laws of Water Chef, Inc. - Incorporated
           herein by reference to Exhibit 3(ii) to the Form 10-KSB/A filed
           November 17, 2003.
   3.2     Amended and Restated Certificate of Incorporation of Water Chef,
           Inc. - Incorporated herein by reference to Exhibit 3.2 to the Form
           SB-2 filed January 24, 2005.
   3.3     Certificate of Amendment of Restated Certificate of Incorporation of
           Water Chef, Inc. dated August 2, 1993 - Incorporated herein by reference to Exhibit 3.3 to the Form SB-2 filed January 24, 2005.
   3.4     Certificate of Amendment of Restated Certificate of Incorporation of
           Water Chef, Inc. dated August 2, 1992 - Incorporated herein by reference to Exhibit 3.4 to the Form SB-2 filed January 24, 2005.
   3.5     Certificate for Renewal and Revival of Certificate of Incorporation -
           Incorporated herein by reference to Exhibit 3.5 to the Form SB-2 filed January 24, 2005.
   3.6     Certificate of Amendment of Restated Certificate of Incorporation of
           Water Chef, Inc. dated February 20, 2002 - Incorporated herein by reference to Exhibit 3.6 to the Form SB-2 filed January 24, 2005.
   3.7     Certificate of Correction filed to correct a certain error in the
           Certificate of Amendment of the Restated Certificate of Incorporation
           of Water Chef, Inc. dated May 7, 2004 - Incorporated herein by reference to Exhibit 3.7 to the Form SB-2 filed January 24, 2005.
   4.1     Certificate of Designation of Series A Preferred Stock of Water Chef,
           Inc. - Incorporated herein by reference to Exhibit 4.1 to the Form
           10-KSB/A filed November 17, 2003.
   4.2     Certificate of Designation of Series C convertible preferred stock of
           Water Chef, Inc. - Incorporated herein by reference to Exhibit 4.2 to the Form 10-KSB/A filed November 17, 2003.
   4.3     Certificate of Designation of Series D Preferred Stock of Water Chef,
           Inc. - Incorporated herein by reference to Exhibit 4.3 to the Form
           10-KSB/A filed November 17, 2003.
   4.4     Certificate of Designation of Series F convertible preferred stock of
           Water Chef, Inc. - Incorporated herein by reference to Exhibit 4.4 to the Form SB-2 filed January 24, 2005.
   4.5     Series B Warrant to Purchase Common Stock and Allonge to and
           Amendment and Extension of Common Stock Purchase Warrant -
           Incorporated herein by reference to Exhibit 4.4 to the Form 10-KSB/A filed November 17, 2003.
   4.6     Series B Second Allonge to and Amendment and Extension of Common
           Stock Purchase Warrant - Incorporated herein by reference to Exhibit
           4.6 to the Form SB-2 filed January 24, 2005.
   4.7     Subordinated Debentures - Incorporated herein by reference to Exhibit
           4.5 to the Form 10-KSB/A filed November 17, 2003.
   4.8*    Warrant issued by Water Chef, Inc. on March 29, 2007 to Shaul Kochan.
   5.1*    Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
  10.1     Subdistributorship Agreement dated May 18, 2001 between 4 Clean
           Waters LTD. and the Company - Incorporated herein by reference to
           Exhibit 10.2 to the Form 10-KSB/A filed November 17, 2003.
  10.2     Convertible Promissory Note dated November 17, 2000 to 4 Clean -
           Lindh Joint Venture by the Company - Incorporated herein by reference to Exhibit 10.1 to the Form 10-KSB/A filed November 21, 2004.
  10.3     Preliminary Agreement, dated September 8, 2004 by, and among, Water
           Chef, Inc., Samaritan Group International, and International
           Multiracial Shared Cultural Organization (IMSCO) - Incorporated
           herein by reference to Exhibit 10.1 to the Form 10-QSB filed November
           17, 2004.
  10.4     Loan Agreement, dated as of November 16, 2005, by and between Water
           Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed November 23, 2005.
  10.5     Registration Rights Agreement, dated as of November 16, 2005, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated
           herein by reference to Exhibit 99.2 to the Form 8-K filed November
           23, 2005.
  10.6     Promissory Note issued by Water Chef, Inc. on November 16, 2005 to
           Southridge Partners LP for the principal sum of $250,000 -
           Incorporated herein by reference to Exhibit 99.3 to the Form 8-K filed November 23, 2005.

                                      II-5

Number     Description of Exhibit
---------  ---------------------------------------------------------------------
  10.7     Three Year Warrant issued to Southridge Partners LP, dated November
           16, 2005, to purchase 430,000 shares of common stock at a price of
           $0.14 per share - Incorporated herein by reference to Exhibit 9.4 to the Form 8-K filed November 23, 2005.
  10.8     Forbearance Agreement dated as of May 8, 2006, by and between
           Occidental Engineering Consultants Limited and Water Chef, Inc. -
           Incorporated herein by reference to Exhibit 10.11 to the
           Registration Statement on Form SB-2 filed May 15, 2006.
  10.9     Registration Rights Agreement dated as of May 8, 2006, by and between
           Occidental Engineering Consultants Limited and Water Chef, Inc. -
           Incorporated herein by reference to Exhibit 10.11 to the Registration
           Statement on Form SB-2 filed May 15, 2006.
  10.10    Loan Agreement, dated as of October 11, 2006, by and between Water
           Chef, Inc. and Southridge Partners LP - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.
  10.11    Registration Rights Agreement, dated as of October 11, 2006, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated
           herein by reference to Exhibit 99.1 to the Form 8-K filed October 19,
           2006.
  10.12    Promissory Note issued by Water Chef, Inc. on October 11, 2006 to
           Southridge Partners LP for the principal sum of $300,000 -
           Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.
  10.13    Three Year Warrant issued to Southridge Partners LP, dated October
           11, 2006, to purchase 882,352 shares of common stock at a price of
           $0.085 per share - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed October 19, 2006.
  10.14    Securities Purchase Agreement, dated as of August 27, 2007, by and between Water Chef, Inc., Southridge Partners LP and Southshore
           Capital Fund Ltd. - Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed September 10, 2007.
  10.15    Registration Rights Agreement, dated as of August 27, 2007, by and between Water Chef, Inc. and Southridge Partners LP - Incorporated
           herein by reference to Exhibit 99.2 to the Form 8-K filed September
           10, 2007.
  10.16    10% Convertible Promissory Note issued by Water Chef, Inc. on
           September 7, 2007 to Southridge Partners LP for the principal sum of
           $200,000 - Incorporated herein by reference to Exhibit 99.3 to the
           Form 8-K filed September 10, 2007.
  10.17    10% Convertible Promissory Note issued by Water Chef, Inc. on
           September 7, 2007 to Southshore Capital Fund Ltd. for the principal sum of $50,000 - Incorporated herein by reference to Exhibit 99.4 to the Form 8-K filed September 10, 2007.
  10.18    Common Stock Purchase Warrant issued to Southridge Partners LP, dated
           September 7, 2007, to purchase 1,107, 829 shares of common stock -
           Incorporated herein by reference to Exhibit 99.5 to the Form 8-K filed September 10, 2007.
  10.19    Common Stock Purchase Warrant issued to Southshore Capital Fund Ltd., dated September 7, 2007, to purchase 276,957 shares of common stock -
           Incorporated herein by reference to Exhibit 99.6 to the Form 8-K filed September 10, 2007.
  10.20    Private Equity Credit Agreement, dated as of September 7, 2007, by and between Water Chef, Inc. and Brittany Capital Management Limited
           - Incorporated herein by reference to Exhibit 99.7 to the Form 8-K filed September 10, 2007.
  10.21    Registration Rights Agreement, dated as of September 7, 2007, by and between Water Chef, Inc. and Brittany Capital Management Limited -
           Incorporated herein by reference to Exhibit 99.8 to the Form 8-K filed September 10, 2007.
  10.22*   Settlement Agreement and Mutual Release, dated October 11, 2007, by and between Water Chef, Inc. and Occidental Engineering Consultant
           Limited.
  23.1*    Consent of Marcum & Kliegman LLP
  23.2*    Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).
  24.1*    Powers of Attorney (included on the signature page of this
           Registration Statement).
*   filed herewith

ITEM 28.  UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

                                      II-6

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the
Securities Act;

                  (ii) Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

NOTE: Small business issuers do not need to give the statements in paragraphs
(a)(1)(i) and (a)(1)(ii) of this Item if the registration statement is on Form
S-3 or Form S-8 (ss.ss.239.13 or 239.16b of this chapter), and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the
Exchange Act.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA
FIDE offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (b) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-7

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of New
York, State of New York, on October 16, 2007.

                                   WATER CHEF, INC.

                                   By: /s/ Leslie J. Kessler
                                      ------------------------------------------
                                      Leslie J. Kessler
                                      Chairman of the Board, President and Chief
                                      Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie J. Kessler as his true and lawful attorney-in-fact with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the
Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                      DATE
--------------------------  ------------------------------  --------------------

/s/ Leslie J. Kessler
-------------------------
Leslie J. Kessler           Chairman of the Board,          October 16, 2007
                            President and Chief Executive
                            Officer (Principal Executive
                            Officer)

/s/ Terry Lazar
-------------------------
Terry Lazar                 Director and Chief Financial    October 16, 2007
                            Officer (Principal Financial
                            and Accounting Officer)

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